UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

EAGLE MATERIALS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2022

Proxy Statement and Notice of

Annual Meeting of Stockholders

5960 Berkshire Ln., Suite 900

Dallas, Texas 75225

June 24, 2022

Dear Fellow Stockholder:

It is my pleasure to invite you to our Annual Meeting of Stockholders, which will be held on Friday, August 5, 2022, at the Hilton Dallas Park Cities, 5954 Luther Lane, Dallas, TX 75225, at 8:00 a.m., local time. We hope that you will attend the meeting, but we encourage you to vote by proxy whether or not you plan to attend the meeting in person.

This year we are again taking advantage of the Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. As a result, beginning on June 24, 2022, we are mailing to many of our stockholders a Notice Regarding the Availability of Proxy Materials, or Notice, instead of a paper copy of the materials for the Annual Meeting. The Notice contains instructions on how to access the proxy materials over the Internet and vote online, as well as how stockholders can elect to receive paper copies of the materials. We believe that this process expedites stockholders’ receipt of proxy materials and provides stockholders with the information they need, while also conserving natural resources and reducing the costs of printing and distributing our proxy materials.

If you attend the Annual Meeting and desire to vote your shares personally rather than by proxy, you may withdraw your proxy at any time before it is exercised. Your vote is very important, whether you own one share or many.

Thank you for your continued support and interest in Eagle.

Sincerely,

MICHAEL R. HAACK

President and Chief Executive Officer

EAGLE MATERIALS INC.

5960 Berkshire Ln., Suite 900

Dallas, Texas 75225

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held August 5, 2022

To the Stockholders of Eagle Materials Inc.:

The annual meeting of stockholders of Eagle Materials Inc., which we refer to as the “Company,” will be held at the Hilton Dallas Park Cities, 5954 Luther Lane, Dallas, TX 75225, at 8:00 a.m., local time, on Friday, August 5, 2022.

At the meeting, stockholders will vote on:

(1)	Election of the three Class I directors identified in the accompanying proxy statement, each to hold office for three years.
(2)	Approval of an advisory resolution regarding the compensation of our named executive officers.
(3)	Approval of the expected appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending March 31, 2023.
(4)	Any other matters properly brought before the annual meeting, or any adjournment thereof.

The Company’s Board of Directors has fixed the close of business on June 8, 2022 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. Only record holders of the Company’s common stock, par value $0.01 per share, which we refer to as our “Common Stock,” at the close of business on the record date are entitled to notice of and to vote at the annual meeting. A list of holders of Common Stock will be available for examination by any stockholder at the meeting and, during the ten-day period preceding the meeting date at the executive offices of the Company located at 5960 Berkshire Ln., Suite 900, Dallas, Texas 75225.

For further information regarding the matters to be acted upon at the annual meeting, I urge you to carefully read the accompanying proxy statement. If you have questions about these proposals or would like additional copies of the proxy statement, please contact: Eagle Materials Inc., Attention: Matt Newby, Secretary, 5960 Berkshire Ln., Suite 900, Dallas, Texas 75225 (telephone: (214) 432-2000).

You are cordially invited to attend the annual meeting. Your vote is important. Whether or not you expect to attend the annual meeting in person, please vote through the Internet (as described in the Notice) or by telephone or fill in, sign, date and promptly return the accompanying form of proxy in the enclosed postage-paid envelope so that your shares may be represented and voted at the annual meeting. This will not limit your right to attend or vote in person at the annual meeting. Your proxy will be returned to you if you choose to attend the annual meeting and request that it be returned. Shares will be voted in accordance with the instructions contained in your proxy, but if any proxies that are signed and returned to us do not specify a vote on any proposal, such proxies will be voted in the manner, if any, recommended by the Board.

By Order of the Board of Directors

MATT NEWBY

Executive Vice President, General Counsel and Secretary

Dallas, Texas
June 24, 2022

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 5, 2022.

Our proxy statement and 2022 annual report to stockholders are available to you on the Internet at www.proxyvote.com.

EAGLE MATERIALS INC.

5960 Berkshire Ln., Suite 900

Dallas, Texas 75225

PROXY STATEMENT

INTRODUCTION

The accompanying proxy, mailed or provided online, together with this proxy statement, is solicited by and on behalf of the Board of Directors of Eagle Materials Inc., which we refer to as the “Company,” for use at the annual meeting of stockholders of the Company and at any adjournment or postponement thereof. References in this proxy statement to “we,” “us,” “our” or like terms also refer to the Company. References to our “Board of Directors” or “Board” refer to the board of directors of the Company. The Notice Regarding the Availability of Proxy Materials, this proxy statement and accompanying proxy were first mailed to our stockholders on or about June 24, 2022.

Date, Time and Place of the Annual Meeting

The 2022 annual meeting of our stockholders will be held at the Hilton Dallas Park Cities, 5954 Luther Lane, Dallas, TX 75225, at 8:00 a.m., local time, on Friday, August 5, 2022.

Purposes of the Annual Meeting and Recommendations of our Board of Directors

At the meeting, action will be taken upon the following matters:

(1)	Election of Directors. Stockholders will be asked to elect the three Class I directors identified in this proxy statement, each to hold office for a term of three years.

Our Board of Directors recommends that you vote “FOR” the election of its three nominees for director named in this proxy statement.

(2)

Advisory Vote on Compensation of our Named Executive Officers. We are asking you to approve a non-binding advisory resolution regarding the compensation of our named executive officers as reported in this proxy statement.

Our Board of Directors recommends that you vote “FOR” the non-binding advisory resolution approving the compensation of our named executive officers.

(3)

Approval of the Expected Appointment of Ernst & Young LLP. We are asking you to approve the expected appointment by our Audit Committee of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending March 31, 2023.

Our Board of Directors recommends that you vote “FOR” the approval of the expected appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending March 31, 2023.

(4)	Other Business. In addition, you may be asked to vote upon such other matters, if any, as properly come before the annual meeting, or any adjournment thereof.

Our Board of Directors does not know of any matters to be acted upon at the meeting other than the matters set forth in items (1) through (3) above.

IMPORTANT NOTICE REGARDING THE AVAILABILITY
OF PROXY MATERIALS FOR THE ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD ON

AUGUST 5, 2022.

Our proxy statement and 2022 annual report to
stockholders are available to you on the Internet at www.proxyvote.com.

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Eagle Materials Inc. * 2022 PROXY STATEMENT   1

ABOUT THE MEETING

Who Can Vote

The record date for the determination of holders of the Company’s Common Stock, par value $0.01 per share, which we refer to as our “Common Stock,” entitled to notice of and to vote at the meeting, or any adjournment or postponement of the meeting, is the close of business on June 8, 2022. In this proxy statement, we refer to this date as the “record date.” As of the record date, there were 38,099,267 shares of our Common Stock issued and outstanding and entitled to vote at the meeting. Our stock transfer books will not be closed in connection with the meeting. Our Common Stock is listed on the New York Stock Exchange, or “NYSE,” under the symbol “EXP.”

How Proxies Will be Voted

Shares represented by valid proxies will be voted at the meeting in accordance with the directions given. If the enclosed proxy card is signed and returned without any direction given, the shares will be voted in the manner, if any, recommended by the Board. The Board does not intend to present, and has no information indicating that others will present, any business at the annual meeting other than as set forth in the attached Notice of Annual Meeting of Stockholders. However, if other matters requiring the vote of our stockholders properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment in such matters.

How to Revoke Your Proxy

You have the unconditional right to revoke your proxy at any time prior to the voting thereof by submitting a later-dated proxy, by attending the meeting and voting in person, or by written notice to us addressed to: Eagle Materials Inc., Attention: Matt Newby, Secretary, 5960 Berkshire Ln., Suite 900, Dallas, Texas 75225. No such revocation shall be effective, however, unless and until received by the Company at or prior to the meeting.

Quorum and Required Vote

The presence at the meeting, in person or represented by proxy, of the holders of a majority of the voting power of the shares of our capital stock entitled to vote on any matter shall constitute a quorum for purposes of such matter. Abstentions and broker non-votes will be included in determining the presence of a quorum at the meeting. The holders of Common Stock will be entitled to one vote per share on each matter that may properly be brought before the meeting or any adjournment thereof. There is no cumulative voting.

Proposal	Required Vote	Effect of Abstentions	Effect of Broker Non-Votes
Election of Directors	Majority of votes cast by the shares present in person or represented by proxy at the meeting (more FOR votes than AGAINST votes)	No effect	No effect

Advisory vote on compensation of our named executive officers	Majority of votes cast by the shares present in person or represented by proxy at the meeting	Counted as a vote—same effect as votes against proposal	No effect

Approval of the expected appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending March 31, 2023	Affirmative vote of a majority of the shares present in person or represented by proxy at the meeting	Counted as a vote—same effect as votes against proposal	Brokers have discretionary authority to vote

Pursuant to the rules of the NYSE, brokers do not have discretionary authority to vote in the election of directors if they did not receive instructions from the beneficial owner because the election of directors is not considered a “routine” matter. The advisory vote regarding executive compensation is also not considered “routine,” and brokers may not vote your shares with respect to such matter without instructions from you.

Expenses of Soliciting Proxies

The cost of soliciting proxies for the meeting will be borne by the Company. Solicitations may be made on behalf of our Board by mail, personal interview, telephone or other electronic means by officers and other employees of the Company, who will receive no additional compensation therefor. To aid in the solicitation of proxies, we have retained the firm of Kingsdale Advisors, which will receive a fee of approximately $20,000, in addition to the reimbursement of out-of-pocket expenses.

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Eagle Materials Inc. * 2022 PROXY STATEMENT   2

We will request banks, brokers, custodians, nominees, fiduciaries and other record holders to forward copies of this proxy statement to persons on whose behalf they hold shares of Common Stock and to request authority for the exercise of proxies by the record holders on behalf of those persons. In compliance with the regulations of the Securities and Exchange Commission, or “SEC,” and the NYSE, we will reimburse such persons for reasonable expenses incurred by them in forwarding proxy materials to the beneficial owners of our Common Stock.

How You Can Vote

You can vote your shares at the meeting, by telephone, over the Internet or by completing, signing, dating and returning your proxy in the enclosed envelope. If you have any questions, or require assistance, please contact the Company’s shareholder advisor and proxy solicitation agent, Kingsdale Advisors, at 1-888-327-0821 (toll free in

North America), or at 416-867-2272 (collect outside North America), or by email at contactus@kingsdaleadvisors.com.

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Eagle Materials Inc. * 2022 PROXY STATEMENT   3

PROPOSAL NO. 1: ELECTION OF DIRECTORS AND RELATED MATTERS

General

Our Board of Directors is the ultimate decision-making body of the Company, except with respect to those matters reserved to our stockholders. The primary responsibilities of our Board include:

•	the selection, compensation and evaluation of our Chief Executive Officer and oversight over succession planning;
•	oversight of our strategic planning;
•	approval of material transactions and financings;
•	oversight of processes that are in place to promote compliance with law and high standards of business ethics;
•	advising management on major issues that may arise; and
•	evaluating the performance of the Board and its committees, and making appropriate changes where necessary.

Members of our Board of Directors are divided into three classes based on their term of office (Class I, II and III). The directors in each such class hold office for staggered terms of three years each. At present, Class I has three directors, Class II has four directors and Class III has five directors. In light of the expected director retirements described in “Nominees” below, which will be effective at the annual meeting, the Board is expected to consist of ten directors immediately after the annual meeting. The following table of directors by class and graphic shows the composition and tenure of our Board after the annual meeting, assuming the election of the proposed slate of Class I director nominees and the expected retirements noted above:

Class	Term Expires	Directors
I	2025	George J. Damiris Martin M. Ellen David B. Powers

II	2023	Margot L. Carter Michael R. Nicolais Mary P. Ricciardello Richard R. Stewart

III	2024	Richard Beckwitt Mauro Gregorio Michael R. Haack

Tenure

7.7
YEARS
AVERAGE
Years
0 - 2
3 - 5
6 - 8
9 - 11
12+

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Eagle Materials Inc. * 2022 PROXY STATEMENT   4

Director Independence

NYSE corporate governance rules require that our Board of Directors be comprised of a majority of independent directors. Our Board of Directors has determined, upon the recommendation of our Corporate Governance and Nominating Committee, which we refer to as our “Governance Committee,” that all members of our Board of Directors, other than Messrs. Haack and Powers, are “independent” within the meaning of the specific provisions of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act,” and the corporate governance rules of the NYSE.

In determining that eight of our ten continuing directors are “independent,” our Board of Directors did not identify any material relationship that would potentially cause Mses. Margot L. Carter and Mary P. Ricciardello and Messrs. Richard Beckwitt, George J. Damiris, Mauro Gregorio, Martin M. Ellen, Michael R. Nicolais and Richard R. Stewart not to be independent for purposes of the Exchange Act or the corporate governance rules of the NYSE. With respect to Mr. David Powers, the Board did not consider him to be independent given his role as an executive officer of the Company until July 2019 and his advisory agreement that was in effect through March 2020.

________________________________

Our Board includes a group of leaders with a diverse set of skills in their respective fields. The matrix below illustrates some of the key skills, qualifications and demographics that our directors bring to the Board:

Beckwitt	Carter	Damiris	Ellen	Gregorio	Haack	Nicolais	Powers	Ricciardello	Stewart
Skills & Qualifications of the Board										
CEO / Public Company Leadership	●	●	●	●	●	●		●	●	●
Public Company Board	●	●	●	●			●		●	●
M&A / Business Development	●	●	●	●	●	●	●	●	●	●
Relevant Industry Experience	●	●			●	●	●	●		●
Finance / Accounting	●	●		●			●	●	●	●
Strategic Planning	●	●	●	●	●	●	●	●	●	●
Logistics / Supply Chain / Operations	●		●	●	●	●		●		
Government / Regulatory / Legal		●	●							
Technology / Engineering / Cybersecurity		●		●	●	●			●	●
ESG	●	●	●	●	●	●	●		●	●
Executive Compensation	●	●	●	●			●	●	●	●
Other Board Demographics										
Age	63	54	62	68	59	49	64	72	66	72
Gender Diversity		●							●	
Racial / Ethnic Diversity					●					
Tenure (# years)	8	5	6	9	1	3	21	6	2	16

Nominees

Each of the nominees listed below is currently a member of our Board of Directors. Each of these nominees has been recommended for nomination by our Governance Committee after considering the criteria described below under the heading “Corporate Governance and Nominating Committee.” We have no reason to believe that any of the listed nominees will become unavailable for election, but if for any reason that should be the case, proxies may be voted for substitute nominees.

Because this is an uncontested election of directors, a majority of votes cast by the holders of our Common Stock (number of shares voted “for” a director nominee must exceed the number of votes

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Eagle Materials Inc. * 2022 PROXY STATEMENT   5

cast “against” the director nominee) will be required to elect the nominees for director in accordance with our Bylaws and our Corporate Governance Guidelines. (A plurality voting standard would apply in a contested election.) If an incumbent director is not re-elected, such director will promptly tender his or her resignation to the Chairman of the Board, and a special committee of independent directors will consider the resignation and make a recommendation to the Board as to whether to accept or reject such resignation. The Board will then publicly disclose its decision regarding the resignation and the rationale behind the decision.

Our Corporate Governance Guidelines generally require directors to retire at the first annual meeting that occurs after the director’s 75th birthday unless the Board (other than the affected director) waives the requirement upon the recommendation of the Governance Committee. Pursuant to these guidelines, Messrs. Barnett and Bowman are anticipated to retire as Class III directors at the 2022 annual meeting.

Recommendation of the Board

Our Board of Directors recommends that holders of Common Stock vote “FOR” the election of the three nominees listed below to serve as Class I directors for a three-year term ending at our 2025 annual meeting of stockholders:

George J. Damiris

Martin M. Ellen

David B. Powers

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Eagle Materials Inc. * 2022 PROXY STATEMENT   6

Director Qualifications

Set forth below is information about the nominees standing for election at our 2022 annual meeting, as well as our continuing directors whose terms of office do not expire at such annual meeting. The biographical information appearing below regarding the nominees for director and continuing directors has been furnished to us by the respective nominees and directors. Also included below is a brief description of how each individual’s experience qualifies him or her to serve as a director of the Company.

Nominees Whose Terms Expire at our 2022 Annual Meeting

(Class I Directors)

F. William Barnett Director Since: 2003Age: 74 Committees: Governance (Chair)

Career Highlights: Mr. Damiris served as Chief Executive Officer and President of HollyFrontier Corporation from 2016 through 2019 and as a director from 2015 through 2019. He previously served as Executive Vice President and Chief Operating Officer from September 2014 to January 2016 and as Senior Vice President, Supply and Marketing from January 2008 until September 2014. Prior to his retirement in 2019, Mr. Damiris also served as a director of Holly Logistics Services, L.L.C., the general partner of the general partner of Holly Energy Partners, L.P., since February 2016, as CEO since November 2016 and as President since February 2017.

Skills and Qualifications: Mr. Damiris brings to the Board and the Compensation Committee his extensive management and operational experience gained from his time as a senior executive at a large, public industrial company.

Richard Beckwitt Director Since: 2014 Age: 62 Committees: Audit

Governance Other Public Boards: Lennar Corporation

Career Highlights: Mr. Ellen retired as Chief Financial Officer and Executive Vice President at Dr Pepper Snapple Group, Inc. in July 2018, having served in that capacity since April 2010. Mr. Ellen also served as the Chief Financial Officer and Senior Vice President - Finance of Snap-on Inc. from November 2002 to March 2010.

Skills and Qualifications: Mr. Ellen brings to the Board and the Audit Committee his extensive management, finance and audit experience gained from over 25 years serving as chief financial officer with public and private companies and prior experience with a major public accounting firm.

Career Highlights: Mr. Powers served as the Company’s President and Chief Executive Officer from March 2016 until his retirement on July 1, 2019. Prior to his promotion to President and Chief Executive Officer of the Company, Mr. Powers served as Executive Vice President – Gypsum of the Company and as President of American Gypsum Company LLC, a subsidiary of the Company (“American Gypsum”), since January 2005. Mr. Powers previously served as Executive Vice President – Marketing, Sales and Distribution of American Gypsum, beginning in June 2002.

Skills and Qualifications: Mr. Powers brings to the Board his extensive executive and operations experience in the construction products industry, including over 35 years of experience in the gypsum wallboard industry, and his knowledge of the Company and its business and operations.

.Director Since: 2011 Age: 74 Committees: Compensation (Chair)

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Eagle Materials Inc. * 2022 PROXY STATEMENT   7

Continuing Directors Whose Terms Expire at our 2023 Annual Meeting

(Class II Directors)

George J. Damiris Director Since: 2016 Age: 61 Committees: Compensation

Career Highlights: Ms. Carter has been a director of Installed Building Products, Inc., an installer of insulation and complementary building products, since 2014. She serves as IBP’s lead independent director, the Chair of its Nominating and Governance Committee and a member of the Audit Committee. From 2010 to 2015, Ms. Carter served as Executive Vice President, Chief Legal Officer and Secretary for RealPage, Inc. Since 1998, Ms. Carter has served as the President and founder of Living Mountain Capital, L.L.C., a business advisory firm. She is the Chair of the NACD North Texas Chapter.

Skills and Qualifications: Ms. Carter brings to the Board and the committees on which she serves her proven leadership and business experience gained as a general counsel and director at other public companies. Ms. Carter also brings strategy, business development, M&A experience and corporate governance and finance knowledge gained from over 20 years of executive and board experience at other public companies.

Career Highlights: In January 2020, Mr. Nicolais founded and is managing partner of Roble Drive Investment Company, a private investment firm, following his retirement as Vice Chairman and Chief Executive Officer of Highlander Partners L.P., an investment partnership—an office he held from January 2017 through December 2019. Previously, Mr. Nicolais served Highlander Partners as President from April 2004 through December 2016. From August 2002 until March 2004, Mr. Nicolais served as Managing Director of Stephens, Inc., an investment banking firm. Prior to joining Stephens, Inc., he was a partner in the private investment firm of Olivhan Investments, L.P. from March 2001 until August 2002. From August 1986 to December 2000, he was employed by Donaldson, Lufkin & Jenrette Securities Corporation’s Investment Banking Division, most recently in the position of Managing Director and co-head of that firm’s Dallas office.

Skills and Qualifications: Mr. Nicolais brings to the Board and the committees on which he serves his extensive knowledge of capital markets, mergers and acquisitions and financial analysis and financial oversight experience gained through his work as an investment banker and investment manager.

Career Highlights: In 2002, Ms. Ricciardello retired after a 20-year career with Reliant Energy Inc., a leading independent power producer and marketer. She served in various financial management positions with the company, including Comptroller, Vice President and most recently Senior Vice President and Chief Accounting Officer. Ms. Ricciardello served as a director of Devon Energy from 2007 to January 2021. She also served on the Noble Corporation board from 2003 until May 2020 and as a director of EnLink Midstream from 2014 until 2018. She served on the board of U.S. Concrete, Inc. from 2003 until 2010. Ms. Ricciardello currently sits on the advisory board of the NACD TriCities Chapter (Houston).

Skills and Qualifications: Ms. Ricciardello is a licensed Certified Public Accountant and a financial executive with over 30 years of experience. She brings to the Board her extensive experience with corporate finance, accounting and tax matters and her experience as a board member for energy and construction products companies.

Career Highlights: From 1998 until 2006 Mr. Stewart served as President and CEO of GE Aero Energy, a division of GE Power Systems and as an officer of General Electric Company. Mr. Stewart retired from General Electric in 2006. Mr. Stewart’s career at General Electric began in 1998 as a result of General Electric’s acquisition of the gas turbine business of Stewart & Stevenson Services, Inc. Mr. Stewart began his career at Stewart & Stevenson in 1972 and while at Stewart & Stevenson served in various positions including as Group President and member of the board of directors. Mr. Stewart also served as a director of Plug Power Inc. from July of 2003 to March of 2006. Mr. Stewart was a director of Lufkin Industries, Inc. from 2009 until its acquisition by GE Oil & Gas in 2013 and served a director of Exterran Corp. from 2015 to 2018.

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Eagle Materials Inc. * 2022 PROXY STATEMENT   8

Skills and Qualifications: Mr. Stewart brings to the Board and the committee on which he serves his proven leadership and business experience as the former CEO of a manufacturing company. Mr. Stewart also brings corporate governance experience gained from membership on the boards of other public companies and as an officer with General Electric.

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Eagle Materials Inc. * 2022 PROXY STATEMENT   9

Continuing Directors Whose Terms Expire at our 2024 Annual Meeting

(Class III Directors)

Margot L. Carter Director Since: 2017 Age: 53 Committees: Compensation Governance Other Public Boards: Installed Building Products, Inc.

Career Highlights: Mr. Beckwitt is the Co-Chief Executive Officer and Co-President of Lennar Corporation, positions he has held since November 2020. He also serves on the Lennar Board of Directors. He joined Lennar in March 2006 as an Executive Vice President, became President in April 2011 and was promoted to CEO in April 2018. Mr. Beckwitt served on the Board of Directors of D.R. Horton, Inc. from 1993 to November 2003. From 1993 to March 2000, he held various executive officer positions at D.R. Horton, including President of the Company. From March 2000 to April 2003, Mr. Beckwitt was the owner and principal of EVP Capital, L.P., a venture capital and real estate advisory company. From 1986 to 1993, Mr. Beckwitt worked in the Mergers and Acquisitions and Corporate Finance Departments at Lehman Brothers. Mr. Beckwitt also served as a director of Five Point Holdings from May 2016 to June 2020.

Skills and Qualifications: Mr. Beckwitt brings to the Board and the committee on which he serves his extensive executive experience gained through his service as the Chief Executive Officer and executive officer of public companies within the homebuilding industry, as well as finance-related experience with a major investment banking firm.

Career Highlights: Mr. Gregorio is the President of Performance Materials and Coatings at Dow. With annual sales of $9 billion, this business provides innovative solutions to global markets in infrastructure and transportation as well as other segments. Mr. Gregorio also has executive oversight for Dow’s business in the Latin America Region. Mr. Gregorio joined Dow in 1984. He has significant market and international experience after working at several Dow locations globally. He has been recognized as #1 on the Empower Top 100 Ethnic Minority Senior Business Leader Role Models list for 2020.

Skills and Qualifications: Mr. Gregorio, a senior executive at a global manufacturing company, brings to the Board and the committee on which he serves extensive executive and industrial business management experience acquired through several assignments that included supply chain, commercial, innovation and M&A transactions. We also benefit from his experience and reputation building inclusive growth-oriented organizations.

Career Highlights: Mr. Haack has been the Company’s President and Chief Executive Officer since July 1, 2019. Prior to that time, he has served as President and Chief Operating Officer since August 2018 and was Executive Vice President and Chief Operating Officer from December 2014 through August 2018. Mr. Haack was employed at Halliburton Energy Services for the 17 years prior to joining the Company, most recently as Global Operations Manager at Halliburton’s Sperry Drilling division.

Skills and Qualifications: Mr. Haack brings to the Board his extensive knowledge of the Company’s operations, as well as his executive and operations experience gained in heavy industry over the previous 20 years.

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Eagle Materials Inc. * 2022 PROXY STATEMENT   10

Board Meetings and Attendance Records

During the Company’s fiscal year ended March 31, 2022, our Board of Directors held four regularly scheduled meetings and no special meetings. During such fiscal year, all of the incumbent directors attended at least 75% of the meetings of the Board and the committees of the Board on which they served. In accordance with our informal policy, we anticipate that all continuing directors and nominees will attend our 2022 annual stockholders meeting. All of our then-current directors attended our 2021 annual meeting. We strongly encourage all directors to attend our stockholder meetings. Our non-employee directors (which currently constitute all our directors, except for Mr. Haack) meet immediately after all Board meetings without management present. The Chairman presides at all executive sessions of the non-employee directors.

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Eagle Materials Inc. * 2022 PROXY STATEMENT   11

BOARD COMPENSATION

Board compensation for the 12-month period from August 2021 through July 2022 was approved by our Board of Directors in August 2021. The Board adopted a director compensation structure in which directors who are not employees of the Company or any of our subsidiaries received compensation for their services during the 12-month period from August 2021 through July 2022 by electing one of the following two compensation package alternatives:

(1)	total compensation valued at $230,000, of which $105,000 is paid in cash and the remainder is provided in the form of an equity grant valued at $125,000; or
(2)	an equity grant valued at $261,500.

The grant date value of the equity grant under either alternative is allocated between restricted stock and options to purchase Common Stock (based upon the recommendation of the Compensation Committee) with respect to each non-employee director.

In accordance with the terms of the Eagle Materials Inc. Amended and Restated Incentive Plan, which we refer to as our “Incentive Plan,” the exercise price of stock options is set at the closing price of the Common Stock on the NYSE on the date of grant. The number of option shares granted is determined as of the date of grant by using the Black-Scholes method. All the options granted to directors in August 2021 were fully exercisable when granted and have a ten-year term.

The number of shares of restricted stock is determined as of the date of grant using the closing price of the Common Stock on the NYSE on the date of grant. The restricted stock granted to directors in August 2021 was earned at the time of grant; however, the shares did not become fully vested (unrestricted) until the earliest to occur of (i) February 3, 2022; (ii) the recipient’s retirement from the Board in accordance with the Company’s director retirement policy, or under such circumstances as are approved by the Compensation Committee; or (iii) the recipient’s death. During the restriction period the director will have the right to vote the shares. In addition, the director will also be entitled to cash dividends as and when the Company issues a cash dividend on the Common Stock.

Non-employee directors who chair committees of the Board of Directors receive additional annual compensation. The chairs of the Audit Committee, Compensation Committee and Governance Committee each receive a fee of $20,000 per year. The Chairman of the Board received a fee of $125,000 during the past year. Chairpersons who choose compensation package alternative one (part equity and part cash) receive this additional compensation in the form of cash. Chairpersons who choose compensation package alternative two (all equity) receive this additional compensation in the form of equity, in which case a 30% premium is added to such fees when valuing the equity to be received by such chairperson.

If non-employee directors hold unvested restricted stock units, which we refer to as “RSUs,” granted as part of director compensation in prior fiscal years (which currently only includes Mr. Nicolais), these directors will receive dividend equivalent units as and when the Company pays a cash dividend on the Common Stock in accordance with the terms of the RSUs.

All directors are reimbursed for reasonable expenses of attending meetings.

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Eagle Materials Inc. * 2022 PROXY STATEMENT   12

Non-Employee Director Compensation for Fiscal Year 2022

The table below summarizes the compensation paid by the Company to our non-employee directors for the fiscal year ended March 31, 2022.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
F. William Barnett(3)	—	$261,500	—	—	—	$8,718	$270,218
Richard Beckwitt(4)	—	287,500	—	—	—	4,309	291,809
Ed H. Bowman(3)(5)	$35,000	261,500	—	—	—	8,778	305,278
Margot L. Carter(3)(5)	35,000	261,500	—	—	—	914	297,414
George J. Damiris(6)	—	287,500	—	—	—	1,005	288,505
Martin M. Ellen(8)	125,000	125,000	—	—	—	1,826	251,826
Mauro Gregorio(9)	—	196,125	—	—	—	326	196,451
Michael R. Nicolais(10)	—	318,090	$106,041	—	—	5,138	429,269
David B. Powers(7)	105,000	125,000	—	—	—	437	230,437
Mary P. Ricciardello(3)	—	196,177	65,386	—	—	686	262,249
Richard R. Stewart(7)	105,000	125,000	—	—	—	3,100	233,100

(1)

The amounts in this column reflect the value of restricted stock awards made to the directors in the fiscal year ended March 31, 2022 and are consistent with the grant date fair value of the award computed in accordance with FASB ASC Topic 718. For assumptions used in determining these values, refer to footnote (L) to the Company’s audited financial statements for the fiscal year ended March 31, 2022 included in the Company’s Annual Report on Form 10-K filed with the SEC on May 20, 2022, or “Fiscal 2022 Form 10-K.”

(2)	The amounts in this column represent dividend payments made in fiscal 2022 to the directors with respect to restricted stock held by such directors.
(3)	Messrs. Barnett, Bowman and Mses. Carter and Ricciardello elected to receive 100% of their director compensation in the form of equity.
(4)	Mr. Beckwitt is the Chair of the Governance Committee. He elected to receive 100% of his director compensation in the form of equity (including his chairperson fee).
(5)	The cash received during this fiscal year by Mr. Bowman and Ms. Carter relates to director compensation for the prior year ended July 2021.
(6)	Mr. Damiris is the Chair of the Compensation Committee. He elected to receive 100% of his director compensation in the form of equity (including his chairperson fee).
(7)	Messrs. Powers and Stewart selected the compensation package where they receive a portion of their director compensation in the form of equity and a portion in cash.
(8)

Mr. Ellen is Chair of the Audit Committee. He selected the compensation package where he receives a portion of his director compensation in the form of equity and a portion in cash. Mr. Ellen received his chairperson fee in cash.

(9)

Mr. Gregorio was appointed to the Board in November 2021 and received a restricted stock award for his service as a director from the date of his appointment through July 2022. The restrictions on this award lapsed on May 1, 2022.

(10)	Mr. Nicolais served as Chairman of the Board during fiscal 2022. He elected to receive 100% of his director compensation in the form of equity (including his chairperson fee).

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Eagle Materials Inc. * 2022 PROXY STATEMENT   13

The following chart shows the number of outstanding stock options, RSUs and shares of restricted stock held by each non-employee director as of March 31, 2022.

Name	Stock Options(1)	RSUs(2)	Restricted Stock(3)
F. William Barnett	—	—	10,405
Richard Beckwitt	2,070	—	4,405
Ed H. Bowman	—	—	10,485
Margot L. Carter	—	—	—
George J. Damiris	—	—	—
Martin M. Ellen	—	—	1,852
Mauro Gregorio	—	—	1,301
Michael R. Nicolais	19,398	3,903	5,368
David B. Powers	—	—	—
Mary P. Ricciardello	3,408	—	—
Richard R. Stewart	—	—	3,550

(1)	All of these stock options were fully exercisable as of March 31, 2022.
(2)

The RSUs granted to non-employee directors (and any accrued dividend equivalent RSUs) are not payable until the non-employee director’s service on the board terminates because of the director’s death or the director’s retirement in accordance with the Company’s director retirement policy, or under such circumstances as are approved by the Compensation Committee. The number of RSUs reflected in this column includes the following aggregate dividend equivalent units, which are accrued by holders of our RSUs at any time we pay a cash dividend on our Common Stock: Mr. Nicolais – 603 RSUs.

(3)

The restrictions on these restricted stock awards will not lapse until the non-employee director’s service on the board terminates because of the director’s death or the director’s retirement in accordance with the Company’s director retirement policy, or under such circumstances as are approved by the Compensation Committee. Any cash dividends declared and paid by the Company during the restricted period are paid in cash with respect to such restricted stock.

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Eagle Materials Inc. * 2022 PROXY STATEMENT   14

Board Leadership Structure and Role in Risk Oversight

The positions of Chairman of the Board and Chief Executive Officer (“CEO”) are performed by two different individuals. Mr. Haack, our CEO, focuses on the day-to-day operation of the Company’s businesses and participates in both operational and long-term strategy and development. Mr. Nicolais, our Chairman, oversees the Company’s general strategic direction and leads and manages the Board.

As part of its primary risk management function, the Audit Committee oversees the preparation by management of a risk report on a quarterly basis. However, our entire Board of Directors is also involved in the oversight of management’s efforts to identify, evaluate and manage risks on behalf of the Company, and the Board undertakes to hold discussions on these topics with management and the Audit Committee throughout the year. For example, at quarterly Audit Committee meetings (at which the rest of the Board is also present), management provides updates on cybersecurity, including third-party engagement regarding the cybersecurity landscape and emerging threats, the results of annual cybersecurity training for all personnel with network access, and the results of periodic employee phishing exercises.

Further, the independent directors address risk management in executive sessions without management present. As appropriate in the context of their chartered roles, the Board’s other committees also perform risk management and oversight activities during the year. For example, the Governance Committee is responsible for overseeing governance issues that may create governance risks, such as board composition, director selection and other governance policies and practices that are critical to the success of the Company.

Risk Assessment in Compensation Programs

Consistent with SEC disclosure requirements, management, the Compensation Committee and the Board have assessed the Company’s compensation programs. Based upon all of the facts and circumstances available to the Company at the time of the filing of this Proxy Statement, the Board has concluded that risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company or encourage unnecessary and excessive risk-taking.

This assessment was overseen by the Compensation Committee, in consultation with management. The Board reviewed the compensation policies and practices in effect for our executive officers, senior management and other employees and assessed the features the Company has built into the compensation programs to discourage excessive risk-taking. These features include, among other things, a balance between different elements of compensation, use of different performance metrics for different elements of compensation, restrictions on pricing authority, review and approval of material contracts, and stock ownership guidelines for senior management.

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Eagle Materials Inc. * 2022 PROXY STATEMENT   15

Board Committees

The standing committees of our Board of Directors include the Audit Committee, the Compensation Committee, the Governance Committee and the Executive Committee. The following table lists the chairperson and members of each committee as of March 31, 2022, and the number of meetings held by each committee during the fiscal year ended March 31, 2022:

Director	Audit	Compensation	Governance	Executive
F. William Barnett			Member
Richard Beckwitt			Chair
Ed H. Bowman		Member
Margot L. Carter		Member	Member
George J. Damiris		Chair
Martin M. Ellen	Chair
Mauro Gregorio	Member
Michael R. Haack				Member
Michael R. Nicolais		Member		Chair
David B. Powers
Mary P. Ricciardello	Member		Member
Richard R. Stewart	Member
Number of Meetings in Fiscal 2022	7	6	7	—

Audit Committee

Our Board has a standing Audit Committee, composed of at least three independent directors. Our Audit Committee assists the Board in fulfilling its responsibility to oversee the integrity of our financial statements, our compliance with legal and regulatory requirements, the qualifications and independence and appointment of our independent auditors, the performance of our internal audit function and independent auditors and the assessment of risks, including cybersecurity risks. Our Audit Committee is governed by an amended and restated Audit Committee charter, a copy of which may be viewed on our website at www.eaglematerials.com and will be provided free of charge upon written request to our Secretary at our principal executive office.

Our Board has determined that each member of our Audit Committee is independent within the meaning of applicable (1) corporate governance rules of the NYSE and (2) requirements set forth in the Exchange Act and the applicable SEC rules. In addition, our Board has determined that each member of our Audit Committee satisfies applicable NYSE standards for financial literacy and that, based on his auditing and financial experience, including over 25 years of experience as a chief financial officer with public and private companies and prior experience with a major public accounting firm, Mr. Ellen is an “audit committee financial expert” within the meaning of the rules of the SEC.

Unless otherwise determined by the Board, no member of our Audit Committee may serve as a member of an audit committee of more than two other public companies.

Certain key functions and responsibilities of our Audit Committee are to:

•

select, appoint, compensate, evaluate, retain and oversee the independent auditors engaged for purposes of preparing or issuing an audit report or related work or performing other audit, review, or attestation services for us;

•

obtain and review, at least annually, a formal written statement from our independent auditors describing all relationships between our auditors and the Company and engage in a dialogue with our auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors and to recommend appropriate action in response to the reports to our Board;

•

pre-approve all audit engagement fees and terms and all permissible non-audit services provided to us by our independent auditors, in accordance with the committee’s policies and procedures for pre-approving audit and non-audit services;

•

establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

•	discuss our annual audited financial statements, quarterly financial statements and other significant financial disclosures with management and our independent auditors;
•

discuss with management the types of information to be disclosed and the types of presentations to be made in our earnings press releases, as well as the financial information and earnings guidance we provide to analysts and rating agencies;

•	annually review and assess the performance of the Audit Committee and the adequacy of its charter;
•	discuss policies with respect to risk assessment and risk management;
•	consider the effectiveness of our internal control systems, including information technology security and control; and

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Eagle Materials Inc. * 2022 PROXY STATEMENT   16

•	prepare the report that is required to be included in our annual proxy statement regarding review of financial statements and auditor independence.

Our Audit Committee’s report on our financial statements for the fiscal year ended March 31, 2022 is presented below under the heading “Audit Committee Report.”

Our Audit Committee meets separately with our independent auditors and with members of our internal audit staff outside the presence of the Company’s management or other employees to discuss matters of concern, to receive recommendations or suggestions for change and to exchange relevant views and information.

Compensation Committee

Our Board’s Compensation Committee is composed of independent directors who meet the corporate governance standards of the NYSE including the enhanced NYSE independence requirements for directors serving on compensation committees, qualify as “non-employee directors” within the meaning of Rule 16b-3(b)(3) of the Exchange Act and as “outside directors” within the meaning of the Internal Revenue Code.

Under its amended and restated charter, which you may review on our web site at www.eaglematerials.com (and a copy of which will be provided to you free of charge upon written request to our Secretary at our principal executive office), the primary purposes of our Compensation Committee are to assist the Board in discharging its responsibilities relating to compensation of our Chief Executive Officer and other senior executives and to direct the preparation of the reports regarding executive compensation that the rules of the SEC require to be included in our annual proxy statement.

The Compensation Committee is authorized to hire outside advisers after considering all factors relevant to the adviser’s independence from management. For additional information regarding outside advisers engaged by the Compensation Committee, please see “Compensation Discussion and Analysis” beginning on page 22 of this proxy statement.

Certain key functions and responsibilities of our Compensation Committee are to:

•

periodically review and make recommendations to our Board as to our general compensation philosophy and structure, including reviewing the compensation programs for senior executives and all of our benefit plans to determine whether they are properly coordinated and achieve their intended purposes;

•

annually review and approve corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluate his or her performance as measured against such goals and objectives and to set the salary and other cash and equity compensation for our Chief Executive Officer based on such evaluation;

•

review and, after the end of the fiscal year and in consultation with our Chief Executive Officer, approve the compensation of our senior executive officers who are required to make disclosures under Section 16 of the Exchange Act, who we refer to as our “senior executive officers”;

•	administer the Company’s compensation plans for which it is named as plan administrator, including our Incentive Plan;
•	report on compensation policies and practices with respect to our executive officers as required by SEC rules;
•	review and recommend to the Board the compensation of non-employee directors;
•	recommend stock ownership guidelines and monitor compliance therewith; and
•	review and assess the performance of the Compensation Committee and the adequacy of its charter annually and recommend any proposed changes to the Board.

In accordance with the terms of our Incentive Plan, the Compensation Committee has delegated to the Special Situation Stock Option Committee (whose sole member is our CEO) the authority to grant time-vesting stock options in special circumstances. Under this authorization, the Special Situation Stock Option Committee may grant stock options to newly-hired employees and newly-promoted employees, under terms set by the Compensation Committee. This authority for fiscal 2023, which expires on May 31, 2023, is limited to an aggregate of 60,000 option shares, no one individual may receive more than 15,000 option shares, and senior executive officers may not receive awards pursuant to this authority. Stock options granted under this delegation of authority vest 20% per year commencing on the first anniversary of the grant date. During fiscal 2022, no stock options were granted to employees under this authority out of a maximum of 60,000.

Our Compensation Committee’s report for the fiscal year ended March 31, 2022 is presented below under the heading “Compensation Committee Report” beginning on page 21 of this proxy statement.

Our Compensation Committee meets as often as it deems appropriate, but no less than twice per year.

Governance Committee

Our Board’s Governance Committee is composed of independent directors who meet the corporate governance standards of the NYSE. The primary purposes of this committee are: (1) to advise and counsel our Board and management regarding, and oversee, our governance, including our Board’s selection of directors; (2) to develop and recommend to the Board a set of corporate governance principles for the Company; and (3) to oversee the evaluation of our Board and management.

Our Governance Committee has adopted a written charter, and our Board has also adopted Corporate Governance Guidelines. Both the Governance Committee charter and the Corporate Governance

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Eagle Materials Inc. * 2022 PROXY STATEMENT   17

Guidelines may be viewed on our web site at www.eaglematerials.com and will be provided free of charge upon written request to our Secretary at our principal executive office.

Certain key functions and responsibilities of our Governance Committee are to:

•	develop, periodically review and recommend a set of corporate governance guidelines for the Company to the Board;
•	periodically review corporate governance matters generally and recommend action to the Board where appropriate;
•	review and assess the adequacy of its charter annually and recommend any proposed changes to our Board for approval;
•	monitor the quality and sufficiency of information furnished by management to our Board;
•	actively seek, recruit, screen, and interview individuals qualified to become members of the Board, and consider management’s recommendations for director candidates;
•	evaluate the qualifications and performance of incumbent directors and determine whether to recommend them for re-election to the Board;
•	establish and periodically re-evaluate criteria for Board membership;
•	recommend to the Board the director nominees for each annual stockholders’ meeting; and
•	recommend to the Board nominees for each committee of the Board.

The Governance Committee initiates and oversees an annual evaluation of the effectiveness of the Board and each committee, as well as the composition, organization (including committee structure, membership and leadership) and practices of the Board. The format of this evaluation varies year-to-year, as determined by the Governance Committee each year. In some years, directors react to a series of questions with a score/ranking. In other years, discussion questions are circulated prior to a meeting for discussion at the meeting. In the most-recent year, the chair of the Governance Committee conducted one-on-one interviews with each director and synthesized the take-aways from those conversations at a meeting. Any director feedback gathered prior to a meeting that is delivered or discussed at the meeting is communicated in a way that does not attribute the feedback to a particular director. Part of the Governance Committee’s self-evaluation process involves an assessment of the effectiveness of the Company’s corporate governance policies, which includes the Company’s policies surrounding diversity.

Among the criteria the Governance Committee uses in evaluating the suitability of individual nominees for director (whether such nominations are made by management, a stockholder or otherwise) are their integrity, experience, achievements, judgment, intelligence, personal character, ability to make independent analytical inquiries, willingness to devote adequate time to Board duties and the likelihood that he or she will be able to serve on the Board for a sufficient period of time to make a meaningful contribution. The Governance Committee also gives consideration to whether the nominees and Board members reflect a diversity in perspectives, backgrounds, business experiences, professional expertise, gender and ethnic background. Subject to its fiduciary duties and applicable laws and regulations, when searching for new directors, the Governance Committee is charged with endeavoring to identify highly qualified diverse candidates, including women and individuals from minority groups, to include in the pool of candidates from which director nominees are chosen. The Governance Committee is proud of the Company’s progress with regard to diversity on the Board, having added three diverse directors in the past five years.

Members of the Governance Committee, other members of the Board or executive officers may, from time to time, identify potential candidates for nomination to our Board. All proposed nominees, including candidates recommended for nomination by stockholders in accordance with the procedures described below, will be evaluated in light of the criteria described above and the projected needs of the Board at the time. As set forth in its charter, the Governance Committee may retain a search firm to assist in identifying potential candidates for nomination to the Board of Directors.

Our Governance Committee will consider candidates recommended by stockholders for election to our Board. A stockholder who wishes to recommend a candidate for evaluation by our Governance Committee should forward the candidate’s name, business or residence address, principal occupation or employment and a description of the candidate’s qualifications to the Chairman of the Governance Committee at the following address: Eagle Materials Inc., Attention: Secretary, 5960 Berkshire Ln., Suite 900, Dallas, Texas 75225.

Our Bylaws provide that, to be considered at the 2023 annual meeting, stockholder nominations for the Board of Directors must be submitted in writing and received by our Secretary at the executive offices of the Company during the period beginning on February 4, 2023 and ending May 5, 2023, and must contain the information specified by and otherwise comply with the terms of our Bylaws. Any stockholder wishing to receive a copy of our Bylaws should direct a written request to our Secretary at the Company’s principal executive offices. No nominees for election to the Board at our 2022 annual meeting of stockholders were submitted by stockholders.

Executive Committee

The principal function of our Board’s Executive Committee is to exercise all of the powers of the Board to direct our business and affairs between meetings of the Board, except that the Executive Committee may not amend our Certificate of Incorporation or Bylaws, adopt an agreement of merger or consolidation under Delaware law, recommend the sale of all or substantially all of our assets or recommend the dissolution of the Company or the revocation of a dissolution. In addition, unless authorized by resolution of our Board of Directors, the Executive Committee may not declare a dividend, authorize the issuance of stock or adopt a certificate of ownership and merger under Delaware law.

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Eagle Materials Inc. * 2022 PROXY STATEMENT   18

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee had a relationship during the fiscal year ended March 31, 2022 that requires disclosure as a Compensation Committee interlock.

How to Contact Our Board

Shareholders and other interested parties can communicate directly with our Board, a committee of our Board, our independent directors as a group, our Chairman of the Board or any other individual member of our Board by sending the communication to Eagle Materials Inc., 5960 Berkshire Ln., Suite 900, Dallas, Texas 75225, to the attention of the director or directors of your choice (e.g., “Attention: Chairman of the Board of Directors” or “Attention: All Independent Directors,” etc.). We will relay communications addressed in this manner as appropriate. Communications addressed to the attention of the entire Board are forwarded to the Chairman of the Board for review and further handling.

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Eagle Materials Inc. * 2022 PROXY STATEMENT   19

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

The following list sets forth the names, ages as of the date of this proxy statement and principal occupations of each person who was an executive officer of the Company during the fiscal year ended March 31, 2022 and who is not also a member of our Board. All of these persons were elected to serve until the next annual meeting of our Board or until their earlier resignation or removal. James H. Graass retired from his position as Executive Vice President, General Counsel and Secretary of the Company effective as of June 3, 2022. The Board has appointed Matt Newby as Executive Vice President, General Counsel and Secretary, effective at the time of Mr. Graass’s retirement.

D. Craig Kesler

Age: 46

Position: Executive Vice President – Finance and Administration and Chief Financial Officer (has held current office since August 2009; Vice President – Investor Relations and Corporate Development from March 2005 through August 2009; Audit Manager with Ernst & Young LLP from April 2002 through September 2004).

Robert S. Stewart

Age: 68

Position: Executive Vice President – Strategy, Corporate Development and Communications (has held current office since August 2009; Senior Vice President of Centex from 2000 through August 2009).

James H. Graass

Age: 64

Position: Retired Executive Vice President, General Counsel and Secretary (Executive Vice President and General Counsel since November 2000; Mr. Graass was named Secretary of the Company in July 2001). Mr. Graass retired from the Company on June 3, 2022.

Steven L. Wentzel

Age: 61

Position: President – American Gypsum Company LLC (has held current office since June 2020; Vice President Manufacturing of American Gypsum from July 2012 through May 2020).

William R. Devlin

Age: 56

Position: Senior Vice President, Controller and Chief Accounting Officer (has held current office since August 2009; Vice President and Controller from October 2005 through August 2009; Director of Internal Audit from September 2004 through September 2005; Senior Manager with PricewaterhouseCoopers LLP from July 1999 through August 2004).

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management, which has the responsibility for preparing the Compensation Discussion and Analysis. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

George J. Damiris, Chairman

Ed H. Bowman

Margot L. Carter

Michael R. Nicolais

This report of the Compensation Committee does not constitute “soliciting material” and should not be considered to be “filed” or incorporated by reference into any of the other Company filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically requests that the information be treated as soliciting material or specifically incorporates this report by reference therein.

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Eagle Materials Inc. * 2022 PROXY STATEMENT   20

COMPENSATION DISCUSSION AND ANALYSIS

Our Year in Review

Our Strong Performance

In fiscal 2022, Eagle faced several external challenges—the continued COVID-19 pandemic, supply chain constraints and transportation disruptions. We managed through these challenges to generate another year of strong financial performance, achieving record revenue of $1.9 billion, record net earnings of $374.2 million and record diluted earnings per share of $9.14. Early in the fiscal year, we also completed a refinancing of our capital structure at attractive rates, giving us additional financial flexibility going forward. Eagle’s accomplishments this year are a testament to the operating strength of our businesses and the focus of our talented people.

The Compensation Committee’s long-standing principles continued to guide its decision-making through this challenging year. As noted elsewhere in this proxy statement, these guiding principles include aligning pay with performance; driving business results and long-term shareholder value; and paying competitively, while mitigating compensation-related risk and supporting effective succession planning.

As ESG matters have become increasingly important, the Compensation Committee has included items in the goals and objectives of the executive team to better engage and align their efforts in these areas. Over half of our Chief Executive Officer’s annual bonus related to factors advancing the Company’s ESG priorities.

Employee health and safety remain a top priority for management, and Eagle’s safety performance has consistently outpaced the industry averages. This year, we also made significant strides to reduce our carbon footprint with the introduction of our new Portland Limestone Cement product, which has lower carbon intensity than standard cement with similar performance attributes.

As we face the new challenges of fiscal 2023, we are confident the Compensation Committee’s principles will continue to demonstrate their durability and adaptability going forward.

Named Executive Officers

This Compensation Discussion and Analysis is intended to provide investors with a more complete understanding of our compensation policies and decisions during fiscal 2022 for the following persons who were “Named Executive Officers” during such fiscal year:

Michael R. Haack	President and Chief Executive Officer
D. Craig Kesler	Executive Vice President – Finance and Administration and Chief Financial Officer

Robert S. Stewart	Executive Vice President – Strategy, Corporate Development and Communications
James H. Graass Steven L. Wentzel	Executive Vice President, General Counsel and Secretary President, American Gypsum Company

Compensation Philosophy

Our Core Tenet: Pay for Performance

Our compensation philosophy is based on the principles that executive compensation should:

•	Align the interests of our executives with those of our stockholders,
•	Reflect the Company’s performance as well as the executive’s individual performance,
•	Motivate management to achieve the Company’s operational and strategic goals,
•	Reward performance by both our executives and the Company relative to our peers’ performance in light of business conditions, and
•	Be designed to attract, retain and motivate highly qualified and talented executives over time.

Our performance-based compensation philosophy is evidenced by the charts below showing that 55% of our Chief Executive Officer’s target compensation opportunity for fiscal 2022 and 61% of our other Named Executive Officers’ target compensation opportunity for fiscal 2022 was performance-based or at-risk.

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Eagle Materials Inc. * 2022 PROXY STATEMENT   21

We believe that a significant portion of an executive’s compensation should be “at risk” – that is, dependent upon our operational and financial performance and the individual’s performance. The key features of our executive compensation program include the following:

(1) We seek to align the interests of executives with those of our stockholders by:
• Creating a direct and substantial link between the executive’s annual cash incentive bonus and our annual operating earnings,
• Structuring long-term compensation as equity awards, so that executives have an appropriate incentive to contribute to the creation of long-term stockholder value, and
• Requiring executives to meet stock ownership guidelines that will result in each executive holding a meaningful equity stake in the Company.
(2) We seek to encourage improved performance by:
• Establishing our annual incentive bonus maximums based on our operating earnings, with the ability for the Committee to reduce the bonus based on individual performance goals, and
• Tying the ability to earn a substantial portion of our equity-based awards to the achievement of financial goals.

To achieve our compensation objectives for fiscal 2022, our executive compensation program used a combination of short-term and long-term elements: (1) annual salary, (2) annual incentive bonus, and (3) long-term incentive compensation in the form of stock options and restricted stock, both with time and performance vesting conditions. Each element of long-term and short-term compensation is discussed more fully below under the heading “Primary Elements of Executive Compensation” on page 26 of this proxy statement.

Our Compensation Practices

Pay-for-performance is a longstanding core tenet of our compensation philosophy and one of the keys to Eagle’s long-term success. For years, our executive compensation programs have incorporated pay-for-performance and many other compensation best practices, including the following:

Things We Don’t Do

•	No employment agreements currently in effect with our executives.
•	No tax gross-up agreements with our executives.
•	No defined benefit plans are provided to our executives.
•	Our Incentive Plan prohibits the re-pricing of options.
•	Under our insider trading policy, employees and executives are prohibited from speculating in our securities or engaging in transactions designed to hedge their ownership interests.

Things We Do

•	A substantial portion of our annual long-term compensation awards are performance-based.
•	Our executives are provided limited perquisites.
•	The benefits provided to our executives under the defined contribution Retirement Plan are determined on the same basis as the benefits provided to all salaried employees.
•	Our stock ownership guidelines require management to align their long-term interests with those of our stockholders.
•

Our recoupment (clawback) policy allows the Company to pursue reimbursement or forfeiture of incentive-based compensation if there is an accounting restatement of our financial statements due to the material noncompliance of the Company with any financial reporting requirement under the securities laws.

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Eagle Materials Inc. * 2022 PROXY STATEMENT   22

Determining Executive Compensation

Advisory Vote on Executive Compensation; Central Role of Stockholder Engagement

We value feedback from our stockholders and regularly engage in a dialogue with a significant portion of our stockholders throughout the fiscal year to better understand their opinions on our business strategy and objectives and to obtain feedback regarding other matters of investor interest, such as executive compensation.

At the 2021 Annual Meeting of Stockholders, the Company’s stockholders voted to approve a non-binding advisory resolution approving the compensation paid to our Named Executive Officers as disclosed in the proxy statement for the 2021 Annual Meeting of Stockholders. This “say-on-pay” proposal received the approval of 92% of the votes cast.

In light of the stockholder support of the executive compensation program (reflected through the 2021 say-on-pay vote results), no substantive changes were made to the executive compensation program for fiscal 2022.

The Compensation Committee is firmly committed to providing our executives with compensation opportunities that are tied to Company performance and stockholder value creation. We encourage our stockholders to review the complete description of the Company’s executive compensation program prior to casting a vote on this year’s say-on-pay advisory vote proposal (Proposal No. 2).

Authority of the Compensation Committee

Our Compensation Committee meets regularly (six times in fiscal 2022) to oversee and administer the compensation program of the CEO and the other senior executive officers. See “Board Committees — Compensation Committee” on page 17 of this proxy statement. The senior executive officers include all of the Named Executive Officers. In particular, the Compensation Committee is charged with the responsibility to:

•	Review and make recommendations regarding our general compensation philosophy and structure;
•	Annually review and approve corporate goals and objectives relevant to the compensation of our CEO;
•	Evaluate our CEO’s performance in light of such goals and objectives;
•	Set the salary and other cash and equity compensation for our CEO based on such evaluation;
•	Review and approve the compensation of our other senior executive officers;
•	Administer each of our plans for which our Compensation Committee has administrative responsibility;
•

Grant cash awards (including annual incentive bonuses) under our annual bonus programs and equity awards (including options, restricted stock and restricted stock units) under our long-term Incentive Plan to our officers and other key employees;

•	Review and recommend to the Board the compensation of our non-employee directors; and
•	Recommend to the Board stock ownership guidelines for our executive officers and non-employee directors and monitor compliance therewith.

The Compensation Committee consists solely of directors who are independent under the NYSE listing standards (including the enhanced independence requirements for compensation committee members). The Compensation Committee is authorized to hire such outside advisors as it deems appropriate. The Compensation Committee’s charter may be found in the “Investor Relations/Corporate Governance” section of our website www.eaglematerials.com.

The Compensation Committee sets compensation for the Named Executive Officers on an annual basis. In general, the process for setting compensation involves the following steps:

As early as practicable after the beginning of each fiscal year, the Compensation Committee determines:

(1) the salary of each Named Executive Officer for such fiscal year;

(2)   the overall size of the annual incentive bonus pools based on a percentage of our operating earnings in which the Named Executive Officers will have the opportunity to participate during such year and the percentage of the pool assigned to each Named Executive Officer;

(3) whether the Compensation Committee will make any long-term incentive compensation awards in such fiscal year;

(4)   if the Compensation Committee decides to make long-term compensation awards for such fiscal year, the amount, nature of and terms applicable to such awards, including the form any such awards will take (e.g., options, restricted stock, restricted stock units and/or cash), the individual grant date fair value for awards to be made to each Named Executive Officer, the performance- or time-vesting criteria (or both) that will apply to any such awards, and the exercisability or payment schedules that will apply to any such awards if the performance criteria are satisfied; and

(5) the Eagle Materials Special Situation Program for such fiscal year and the overall funding levels for such program based on operating earnings.

For fiscal 2022, the Compensation Committee made these determinations at two meetings held early in the fiscal year, in May 2021.

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After the end of the fiscal year, the Compensation Committee then:

(1) reviews and approves the annual incentive bonus pools;
(2) determines the extent to which the performance criteria for the prior fiscal year applicable to any long-term incentive awards were satisfied;
(3) determines the amount of the downward adjustment, if any, to be made to the annual incentive bonus payment to each Named Executive Officer based on individual performance; and
(4) if applicable, makes awards under the Eagle Materials Special Situation Program.

The Compensation Committee made these determinations for fiscal 2022 at two meetings held after the completion of the fiscal year, in May 2022.

Role of Management

Our CEO participates to a limited extent in the administration of our compensation program for Named Executive Officers, other than himself. Following the end of each fiscal year, the CEO provides input to the Compensation Committee on the performance of each of the other Named Executive Officers during the fiscal year and recommends compensation adjustments (salary adjustments for the upcoming fiscal year, any downward adjustments to annual incentive bonus levels for the recently completed fiscal year, and annual incentive bonus levels for the upcoming fiscal year) and, if applicable, long-term incentive award levels for such Named Executive Officers. The CEO also provides input on the structure of our long-term incentive awards (if any) for such Named Executive Officers, including the long-term incentive award levels and the performance or other criteria that determine vesting and other terms and conditions applicable to the awards. The Compensation Committee considers the CEO’s input, along with other information presented by its independent compensation consultants or otherwise available to it, in making its final compensation decisions with respect to the Named Executive Officers.

Engagement of an Independent Compensation Consultant

In January 2021, the Compensation Committee again retained Longnecker & Associates (“L&A”), an independent compensation consulting firm based in Houston, Texas, to review levels and incentive components of our executives’ compensation in an effort to align the compensation of our officers competitively with the market for fiscal 2022. The primary role of L&A was to provide the Compensation Committee with market data and information regarding compensation trends in our industry and to make recommendations regarding base salaries, the design of our incentive programs and executive compensation levels. Our management did not direct or oversee the retention or activities of L&A with respect to our executive compensation program. The Compensation Committee has assessed the independence of L&A pursuant to SEC and NYSE rules and concluded that no conflict of interest exists that would prevent L&A from independently advising the Compensation Committee.

Compensation Peers

The data used by L&A in its survey of compensation, which we refer to as the “compensation study,” was weighted so that 50% was from published surveys from Economic Research Institute, Mercer, Pay Factors, Kenexa and WorldatWork and 50% was from compensation disclosures included in the proxy statements of members of our peer group. At the beginning of fiscal 2022 (spring 2021), L&A reviewed the Company’s current peer group for appropriateness and provided the Compensation Committee with recommendations for any additional peers to be included. L&A analyzed the Company’s peer group and potential modifications based on (1) other similar companies within similar industries, (2) revenue, (3) asset size, (4) market capitalization, and (5) enterprise value.

Based on this analysis, L&A recommended removal of two peers used in fiscal 2021: Continental Building Products, Inc., which had been acquired; and U.S. Silica Holdings, Inc., which no longer offered a business match in light of the Company’s divestiture of its oil and gas proppants division. Additionally, L&A recommended the addition of two companies to the peer group: Gibraltar Industries, Inc. and Cleveland-Cliffs Inc. Based on L&A’s recommendation, the Compensation Committee utilized the following 15-company peer group in analyzing fiscal 2022 compensation (“compensation peer group”):

Armstrong Worldwide Industries, Inc. Continental Building Products, Inc. EnPro Industries, Inc. Granite Construction Incorporated James Hardie Industries plc Lennox International Inc. Louisiana-Pacific Corp. Martin Marietta Materials Inc. Masonite International Corporation Minerals Technologies Inc. Silgan Holdings, Inc. Summit Materials, Inc. U.S. Concrete, Inc. U.S. Silica Holdings, Inc.Vulcan Materials Company

We are aware that institutional shareholder advisors, such as Institutional Shareholder Services, Glass Lewis and others, utilize methodologies to determine “peer groups” that may differ from our process. We believe that the methodologies they use may result in a peer group that does not provide a close “fit” for Eagle. For example, if the institutional shareholder advisor relies upon GICS codes to identify potential peers, the resulting peer group would include many companies whose operations we view as sufficiently dissimilar to ours as to make comparisons significantly less meaningful. Additionally, if the institutional shareholder advisor constructs a peer group based solely on revenues, the resulting peer group can create a poor fit for two reasons. First, because of accounting rules we are unable to include our 50/50 Texas Lehigh joint venture’s revenues in our revenue line item—we instead

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account for that entity in a separate line item valuing the equity interest in an unconsolidated joint venture. As a result, in our view, our revenue is, in effect, understated. Second, in our industry, with large up-front capital projects, we believe that cash flow and operating earnings are more important than revenues when evaluating peers.

For these reasons and in light of the peer analysis described above, we believe that the compensation peer group identified by our Compensation Committee for fiscal 2022 provides a more appropriate and meaningful basis for assessing our executive compensation.

Primary Elements of Executive Compensation

The primary elements of our executive compensation program are the following:

•	Base salary
•	Annual incentive bonus
•	Long-term incentive compensation

Base Salary

Salaries of the Named Executive Officers are reviewed annually as well as at the time of a promotion or significant change in responsibilities. As described above, the Compensation Committee engaged L&A to conduct the compensation study at the beginning of fiscal 2022. L&A’s compensation study was delivered to the Compensation Committee in May 2021.

The fiscal 2022 base salaries for the Named Executive Officers were set in May 2021 as follows:

Name	Base Salary	Percent Increase from Prior Year
Michael R. Haack	$900,000	9.2
D. Craig Kesler	$500,035	—
Robert S. Stewart	$480,420	—
James H. Graass	$451,000	—
Steven L. Wentzel	$339,902	3.0

Considerations that may influence the salary level for a Named Executive Officer include individual performance, the Named Executive Officer’s skills or experience, our operating performance and the nature and responsibilities of the position.

Annual Incentive Bonus

The Compensation Committee is responsible for approving the annual incentive bonus for our CEO and the other Named Executive Officers. Annual incentive bonuses paid to our Named Executive Officers for fiscal 2022 (other than Mr. Wentzel) were made under the Eagle Materials Inc. Salaried Incentive Compensation Program for Fiscal Year 2022, which we refer to as the “Eagle Annual Incentive Program.” The Eagle Annual Incentive Program and the Company’s other incentive programs for fiscal 2022 were structured to create financial incentives and rewards that are directly related to corporate performance and the participating Named Executive Officer’s individual performance during the fiscal year.

The Compensation Committee believes these programs are consistent with our pay-for-performance compensation philosophy in that they place a significant portion of the executive’s compensation “at risk.” Generally, under these programs, a significant portion of the executive’s total compensation is dependent upon the performance of the Company as well as the individual’s performance. The Company’s annual incentive bonus programs also reflect the Committee’s philosophy of aligning the interests of our executives with those of the stockholders. These programs create this alignment by providing that an officer’s annual bonus potential varies directly with our operating earnings. Although individual performance and achievement of goals (as discussed in more detail below under “Approving the Annual Incentive Bonus”) may affect the actual incentive bonus amount, our programs are structured in such a way that the executive officer’s incentive bonus potential can vary considerably as operating earnings change from year to year. The Committee believes that operating earnings is an appropriate metric for annual incentive bonuses because it is tied closely to operations, can be directly impacted by the efforts of the pool participants, and is a measure that our stockholders have indicated they track and value.

Eagle Annual Incentive Program

For fiscal 2022, Messrs. Haack, Kesler, Stewart and Graass were participants in the Eagle Annual Incentive Program. Under this program, during the first quarter of the fiscal year, a percentage of our operating earnings is designated by the Compensation Committee as a pool for bonuses, and each participating Named Executive Officer is assigned a share of such pool, representing the executive’s maximum bonus opportunity. At the end of the fiscal year, the size of the pool is determined, based on the amount of operating earnings generated during such fiscal year, and annual incentive bonuses are paid to each participating executive in the form of a lump sum cash payment reflecting each executive’s share of the pool, subject to the exercise of “negative discretion” by the Compensation Committee to reduce (but not increase) the amount of the cash payment based on the executive’s individual performance during the fiscal year. The amount of the annual incentive bonus paid to an executive is based on the level of our operating earnings, the share of the pool designated for such executive, and an assessment of such executive’s individual performance.

The Eagle Annual Incentive Program for Fiscal 2022 was adopted by the Compensation Committee in May 2021, and it mirrored the structure of the fiscal 2021 program. The program was to be funded with 1.2% of the Company’s operating earnings for fiscal 2022, the same percentage used in the prior year.

The bonus pool itself is not subject to a separate cap or maximum, but is merely a function of multiplying the pre-determined percentage by our operating earnings for the applicable fiscal year; however, our Incentive Plan does provide an absolute cap on cash

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that any employee may receive in any fiscal year under such programs ($5 million). In setting the percentage of operating earnings which would fund the pool for the Eagle Annual Incentive Program, the Compensation Committee considered several factors, including our compensation philosophy that a significant portion of the executive’s compensation should be “at risk” and subject to the Company’s success (level of operating earnings), as well as the anticipated operating earnings for fiscal 2022.

In allocating each Named Executive Officer’s opportunity under the pool, the Compensation Committee considered the amount of annual incentive bonus compensation opportunities of executives in other companies who fulfill similar roles as illustrated in the compensation study prepared by L&A, the share of the pool historically allocated to officers in such roles by the Company, the recommendation of Mr. Haack for each participant (other than himself), as well as the Compensation Committee’s assessment of the executive’s importance and contribution to the organization, the executive’s importance in driving the achievement of Company goals and profitability, the executive’s level of responsibility, and the anticipated operating earnings for fiscal 2022. The Compensation Committee set the bonus potential for the Named Executive Officers as follows:

Name	Annual Incentive Bonus Potential (% of Pool)
Michael R. Haack	28.0
D. Craig Kesler	21.5
Robert S. Stewart	18.5
James H. Graass	18.5

Also at the beginning of fiscal 2022, the Compensation Committee worked with Mr. Haack to develop individual annual incentive goal categories by plan and position throughout the Company, including with respect to the Named Executive Officers (other than himself). For participants in the Eagle Annual Incentive Program, the participants’ individual performance against the goals would be evaluated by the Committee in the exercise of “negative discretion” to reduce (but not increase) the amount of the portion of the pool that would be paid to the participant at the end of the fiscal year.

This pool amount was not quantifiable until the end of fiscal 2022, at which time the Compensation Committee determined that the aggregate amount available for the Eagle Annual Incentive Program pool for fiscal 2022 was $6,172,484, based on the Company’s operating earnings of $514,373,665, as adjusted for certain extraordinary items that the Committee believes are not reflective of operating performance. For comparison purposes, the equivalent pool amount in fiscal 2021 was $4,969,320, based on the Company’s operating earnings of $414,109,984 (as adjusted).

Divisional Annual Incentive Program

For certain employees who do not participate in the Eagle Annual Incentive Program, the Company maintains divisional annual incentive plans, which the Committee believes better tie such employees’ annual incentive compensation to metrics that they can directly influence than a Company-wide program. For fiscal 2022, Mr. Wentzel participated in a Divisional Annual Incentive Bonus Program. Under these programs, a percentage of a division’s operating earnings is allocated to the bonus pool and each participating employee is assigned a share of the pool, representing the employee’s maximum bonus opportunity. At the end of the fiscal year, the size of the pool is determined and annual bonuses are paid to participating employees in the form of a lump sum cash payment in accordance with their shares of the pool, subject to the exercise of negative discretion by our CEO (or, in the case of bonuses paid to Named Executive Officers, the Compensation Committee) based on the employee’s individual performance during the fiscal year.

Mr. Wentzel participated in the Eagle Materials Inc. American Gypsum Company Salaried Incentive Compensation Program for Fiscal Year 2022. Under this program, the bonus pool equaled 2.0% of the EBITDA of American Gypsum, which is the same percentage the Compensation Committee has set for the past several years. In deciding to keep the percentage of EBITDA which would fund this bonus pool the same as the prior year, the Compensation Committee considered several factors, including our compensation philosophy that a significant portion of the executive’s compensation should be “at risk” and subject to the Company’s success (level of earnings).

The divisional bonus pools are not subject to a separate cap or maximum, but are merely a function of multiplying the pre-determined percentage by the applicable operating earnings for the applicable fiscal year; however, our Incentive Plan does provide an absolute cap on cash that any employee may receive in any fiscal year under such programs ($5 million). The aggregate amounts available for the American Gypsum program for fiscal 2022 was $5,719,545, which was not quantifiable until the end of fiscal 2022 and includes amounts available for payment to officers and employees other than the Named Executive Officers. For comparison purposes, the equivalent amount in fiscal 2021 was $4,190,052.

In May 2021, the Compensation Committee set the annual incentive bonus potential for Mr. Wentzel under the American Gypsum program. In determining Mr. Wentzel’s allocation of the pool, the Compensation Committee considered the recommendation of Mr. Haack, the amount of annual incentive bonus compensation payable to executives in other companies who fulfill similar roles as illustrated in the compensation study prepared by L&A, the portion of the pool historically allocated to his position and the Compensation Committee’s assessment of his importance and contribution to his division’s performance, his importance as an officer within his division in driving the achievement of divisional goals and profitability and his level of responsibility. The Compensation Committee set Mr. Wentzel’s incentive bonus potential at 12.5% of his divisional bonus pool.

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Special Situation Program

In the first quarter of fiscal 2022 (May 2021), the Compensation Committee approved the Eagle Materials Inc. Special Situation Program for Fiscal Year 2022, which we refer to as the “SSP,” which is a special annual incentive program intended to recognize outstanding individual performance during the fiscal year. The SSP also provides flexibility to reward performance when special circumstances arise in which our CEO determines that an individual has performed well but not been adequately compensated pursuant to other components of compensation, including without limitation instances where an individual’s compensation has been adversely affected by market conditions such as a cyclical downturn or in recognition of transactions and events not contemplated at the time the Compensation Committee set compensation for the applicable year.

SSP awards are made by our CEO, except that awards to senior executive officers require Compensation Committee approval (and our CEO does not have a role in the determination of any SSP award to himself). Awards under the SSP are not predetermined for any individuals at the beginning of the fiscal year. All full-time employees of Eagle Materials Inc. or any of our subsidiaries are eligible to receive awards under this program. At the beginning of fiscal 2022, the Compensation Committee determined that 0.20% of the Company’s EBITDA for the ensuing fiscal year would fund the SSP, along with the portions of the Eagle and divisional incentive compensation plans and divisional long-term cash compensation plans not paid out. In setting the percentage of EBITDA which would fund the SSP, the Compensation Committee considered several factors, including the anticipated EBITDA for fiscal 2022. All of our Named Executive Officers are eligible to participate in the SSP.

Approving the Annual Incentive Bonus

In May 2022, the Compensation Committee approved the incentive bonus pool for fiscal 2022 for the Company. In addition, at the end of fiscal 2022, Mr. Haack provided performance evaluations of each Named Executive Officer (other than himself) to the Compensation Committee, which evaluations included an assessment of the achievement of their individual goals and objectives, along with his recommendation for the annual incentive bonus for each such Named Executive Officer. With respect to Mr. Haack, the Compensation Committee performed its own evaluation of his performance and the extent to which the goals and objectives established for him for fiscal 2022 had been achieved.

Mr. Haack

At the end of fiscal 2022, the Compensation Committee conducted its performance evaluation of Mr. Haack after receiving input from the entire Board. Mr. Haack also provided information used by the Compensation Committee to evaluate the achievement of his goals and objectives for fiscal 2022 under the Eagle Annual Incentive Program. Based on this evaluation, which included both quantitative as well as discretionary factors, the Compensation Committee believes Mr. Haack performed at a high level during fiscal 2022 and his goals and objectives were substantially met. Over half of Mr. Haack’s bonus related to factors advancing the Company’s ESG priorities. The Committee’s evaluation resulted in Mr. Haack receiving 95% of his bonus potential for fiscal 2022. The Compensation Committee approved an annual incentive bonus for Mr. Haack under the Eagle Annual Incentive Program of $1,641,881. In making this determination, the Compensation Committee used its judgment to determine the appropriate award level after consideration of several factors, including his achievement of his goals related to the following areas (among others) over the past fiscal year:

•	promotion of a safety performance culture and results achieved at the Company’s operating units;
•	leadership on ESG initiatives, including reporting, monitoring and communications, and the development and implementation of strategies to develop and produce new products (Portland Limestone Cement);
•	leadership in driving talent and organizational development, including with respect to diversity, at both the corporate and divisional levels;
•	results achieved on a number of important capital projects and internal operating improvements;
•	overall financial performance versus plan;
•	integration of acquired businesses;
•	development and implementation of M&A strategies to optimize and grow the Company’s asset portfolio; and
•	leadership of the Company’s special actions during the COVID-19 pandemic.

Mr. Kesler

At the end of fiscal 2022, Mr. Haack reviewed Mr. Kesler’s performance. Based in part on this review, the Compensation Committee determined that Mr. Kesler had substantially met his goals and awarded Mr. Kesler 95% of his incentive bonus potential, approving an annual incentive bonus for Mr. Kesler under the Eagle Annual Incentive Program of $1,260,730. In making this determination, the Compensation Committee used its judgment to determine the appropriate award level after consideration of several factors, including the input of Mr. Haack regarding Mr. Kesler’s performance and his achievement of his goals related to his areas of responsibility, including: Mr. Kesler’s work on capital management, successful completion of the Company’s public notes offering, and the integration of acquired businesses into the Company’s financial and IT systems.

Mr. Stewart

At the end of fiscal 2022, Mr. Haack reviewed Mr. Stewart’s performance. Based in part on this review, the Compensation Committee determined that Mr. Stewart had substantially met his goals and awarded Mr. Stewart 95% of his incentive bonus potential, approving an annual incentive bonus for Mr. Stewart under the Eagle Annual Incentive Program of $1,084,814. In making this determination, the Compensation Committee used its judgment to determine the appropriate award level after consideration of several factors, including his achievement of his goals related to his areas of responsibility, the input of Mr. Haack regarding Mr. Stewart’s performance, and the following areas (among others)

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over the past fiscal year: Mr. Stewart’s work on Company-wide succession planning and talent and organizational development (including with respect to diversity), ongoing development of the Company’s environmental disclosures, and his involvement in the Company’s strategic budgeting process.

Mr. Graass

At the end of fiscal 2022, Mr. Haack reviewed the performance of Mr. Graass. Based in part on this review, the Compensation Committee determined that Mr. Graass had substantially met his goals and awarded Mr. Graass 95% of his incentive bonus potential, approving an annual incentive bonus for Mr. Graass under the Eagle Annual Incentive Program of $1,084,814. In making this determination, the Compensation Committee used its judgment to determine the appropriate award level after consideration of several factors, including his achievement of his goals related to his areas of responsibility, the input of Mr. Haack regarding the performance of Mr. Graass, and the following areas (among others) over the past fiscal year: Mr. Graass’s work on the Company’s special actions during the COVID-19 pandemic, continued streamlining of the Company’s policies and procedures and oversight of the Company’s process for negotiating and entering into material contracts.

Mr. Wentzel

At the end of fiscal 2022, Mr. Haack reviewed the performance of Mr. Wentzel. Based in part on this review, the Compensation Committee determined that Mr. Wentzel had met his goals and awarded Mr. Wentzel 94% of his incentive bonus potential, approving an annual incentive bonus for Mr. Wentzel under the Eagle Materials Inc. American Gypsum Company Salaried Incentive Compensation Program for Fiscal Year 2022 of $672,047. In making this determination, the Compensation Committee used its judgment to determine the appropriate award level after consideration of several factors, including his achievement of his goals related to his areas of responsibility, the input of Mr. Haack regarding the performance of Mr. Wentzel, and the following areas (among others) over the past fiscal year: Mr. Wentzel’s promotion of a safety performance culture and his work on succession planning, overseeing the engineering of modernization projects at the Company’s wallboard facilities, and coordinating the introduction of a new shaft wall product.

Long-Term Incentive Compensation

Consistent with the Compensation Committee’s philosophy of linking compensation to our performance, a significant portion of our long-term incentive compensation program for fiscal 2022 has been structured to tie the ability to earn equity awards to the achievement by the Company of specific performance levels. To enhance retention of key employees, once earned, the performance awards contain a further time-vesting component. Also, a portion of our long-term compensation program has been structured as purely time-vesting, which the Compensation Committee believes, based on the input of L&A, is in-line with the practice of our peers. A more detailed description of the fiscal 2022 awards is found below.

Burn Rate

The Compensation Committee has been a good steward of the equity available to it for award under our Incentive Plan. Our three-year average burn rate (a measure of historical dilution) is well below our industry norms. The Company’s three-year average burn rate (which is based on the number of awards granted—or, in the case of performance awards, awards earned—in each fiscal year, divided by the weighted-average common shares outstanding for such fiscal year) is 0.99%. The 2022 benchmark for our industry published by ISS is 3.64%.

Grant Practice

All of the Named Executive Officers participate in our long-term incentive compensation program. In fiscal 2022, the Compensation Committee approved equity grants as described below. The date on which an equity award is granted is the date specified in the resolutions of the Compensation Committee authorizing the grant. The grant date must fall on or after the date on which the resolutions are adopted by the Committee. As provided in the Incentive Plan, for stock options, the exercise price is the closing price of our Common Stock on the grant date, as reported by the NYSE.

Fiscal 2022 Grants

In structuring the long-term incentive program for fiscal 2022, the Compensation Committee worked with Mr. Haack to establish a mix of performance-based and time-vesting awards. Consistent with prior years, the performance metric selected was return on equity, or “ROE,” which represents our earnings as a percentage of our stockholders’ equity, a performance metric that our stockholders have told us they find meaningful and that the Committee views as a measure of the Company’s prudent deployment of capital.

Target award amounts were allocated equally between performance-vesting and time-vesting awards, and the Committee allocated such awards between restricted stock and stock options based in part on the stated preference of the recipient. With respect to performance-based equity awards, the Committee determined a target award value that would be received upon the achievement of a strong ROE, with up to 120% of the target value received if exceptional ROE were achieved and 80% of the target value received if acceptable ROE were achieved. None of the performance-based equity awards would be earned if the return on equity were below this acceptable level. Both performance-based and time-vesting equity awards would vest over a four-year period to enhance the retention of these key employees.

Effective May 19, 2021, the Compensation Committee approved equity awards under the Incentive Plan to a group of key employees, including the Named Executive Officers, in alignment with the above structure. As part of the compensation study delivered to the Compensation Committee in May 2021, L&A had provided information regarding long-term compensation as well as total direct compensation paid to the compensation peer group. In determining the value of the equity to be granted, the Compensation Committee took into consideration the L&A

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compensation study, the input of Mr. Haack, the Compensation Committee’s assessment of the executive’s importance and contribution to the organization, and the executive’s level of responsibility. The target grant date fair value was allocated 50% to performance-based equity (with a Company ROE financial metric) and 50% to time-vesting equity. In general, recipients of equity awards had their target grant date fair value allocated between restricted stock and stock options as determined by the Compensation Committee after taking into consideration the stated preference of the recipient.

The following table shows the stock options and restricted stock granted to each of the Company’s Named Executive Officers effective May 19, 2021:

Name	Number of Performance Vesting Stock Options	Shares of Performance Vesting Restricted Stock	Number of Time Vesting Stock Options	Shares of Time Vesting Restricted Stock
Michael Haack	—	17,236	—	14,363
D. Craig Kesler	—	4,309	—	3,591
Robert S. Stewart	—	3,878	—	3,232
James H. Graass	—	3,448	—	2,873
Steven L. Wentzel	—	2,586	—	2,155

The Committee believes that the structure of the fiscal 2022 long-term compensation program is consistent with the Compensation Committee’s philosophy of linking compensation to our performance.

Performance-Based Equity Awards

These awards are comprised of shares of restricted stock and stock options which are earned based upon the achievement by the Company of a certain level of average ROE for the fiscal year ended March 31, 2022, with 100% of the awarded stock/options (that is, 120% of the target award value) being earned if such ROE measure was 20.0% or higher, 83.3% of the awarded stock/options (that is, 100% of the target award value) being earned if such ROE measure was 15.0%, and 66.7% of the awarded stock/options (that is, 80% of the target award value) being earned if such ROE measure was at least 10.0% (with the exact percentage of shares earned being calculated based on straight-line interpolation between the points specified above with fractional points rounded to the nearest tenth of a percent). If the Company achieved a ROE measure of less than 10.0%, then none of the performance-based equity awards would be earned. The earned performance-based equity was to become fully vested one-fourth promptly after the certification date and one-fourth on March 31 for each of the following three years (in each case assuming continued service through such dates).

The terms and conditions of the performance-based equity are substantially the same as prior performance-based awards, except that the performance criterion is as described above. Any performance-based equity that was not earned at the end of fiscal 2022 was to be forfeited. In accordance with the terms of the Incentive Plan, the exercise price of the stock options is the closing price of the Company’s Common Stock on the date of grant, May 19, 2021 ($139.25).

In May 2022, the Compensation Committee certified that the Company’s 20.0% average ROE for the fiscal year ended March 31, 2022 satisfied the Company’s performance goal such that 100% of the performance-based equity granted (or 120% of the target number of shares/options) was earned. In calculating the average ROE, in accordance with the award agreement, the Committee excluded the impact of certain extraordinary items not related to operating performance, including downward adjustment from the gain from the sale of non-core businesses.

Time-Vesting Equity Awards

These awards are comprised of shares of restricted stock and stock options which vest ratably over four years on March 31, 2022; March 31, 2023; March 31, 2024; and March 31, 2025 (in each case assuming continued service through such dates). The Compensation Committee believes that including time-vesting equity as part of long-term compensation is consistent with competitive pay practices, preserves the Company’s philosophy that a significant portion of an executive’s pay should be at risk, enhances the retention of key employees, while at the same time creating a strong incentive for management to operate the business in a manner that creates additional value for stockholders.

The terms and conditions of the time-vesting equity are substantially the same as prior time-vesting awards. As in the case of prior equity awards, the time-vesting equity will also vest upon a change in control of the Company. See “Change in Control Benefits” below. In accordance with the terms of the Incentive Plan, the exercise price of the stock options is the closing price of the Company’s Common Stock on the date of grant, May 19, 2021 ($139.25).

Other Elements of Executive Compensation

Retirement Plan

Our Named Executive Officers, along with substantially all salaried and hourly employees of the Company and our subsidiaries are covered under our Retirement Plan, a qualified defined contribution plan under sections 401(a) and 401(k) of the Internal Revenue Code of 1986 (the “Code”).

Salaried participants, including our Named Executive Officers, covered under our Retirement Plan may elect to make pre-tax contributions and/or, after December 31, 2018, after-tax Roth 401(k) contributions of up to 70% of their base salary subject to the limit under Code Section 402(g) ($19,500 for calendar year 2021 and

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Eagle Materials Inc. * 2022 PROXY STATEMENT   29

$20,500 for calendar year 2022), employee after-tax contributions of up to 10% of base salary and, if the participant is at least age 50, pre-tax “catch-up contributions” up to the statutory limit under Code Section 414(v) ($6,500 for calendar year 2021 and 2022). In addition, our Retirement Plan provides for a discretionary employer profit sharing contribution for our salaried employees, including our Named Executive Officers, that is a percentage of base salary for the year.

Participants are fully vested to the extent of their pre-tax, after-tax Roth 401(k), and after-tax contributions. Through December 31, 2018, our salaried participants become vested in the employer profit sharing contribution over a six-year period (i.e., 20% per year beginning with the second year of service); beginning January 1, 2019, our salaried participants become vested in the employer profit sharing contribution over a four-year-period (i.e., 25% per year beginning with the first year of service). All of the Named Executive Officers have been employed by the Company or our affiliates long enough to be fully vested. Participants are entitled to direct the investment of contributions made to the Retirement Plan on their behalf in various investment funds, including up to 15% in an Eagle Common Stock fund. Upon a participant’s termination of employment, disability or death, such amounts may remain in the Company plan or they are payable in the form of a lump sum, installments or direct rollover to an eligible retirement plan, as elected by the participant. At the participant’s election, amounts invested in the Common Stock fund are distributable in shares of our Common Stock.

Employer profit sharing contributions made to the Retirement Plan on behalf of our Named Executive Officers in fiscal 2022 are reflected under the “All Other Compensation” column in the Summary Compensation Table located on page 34 of this proxy statement. A list of the investment funds provided under the Retirement Plan is provided in the footnotes to the Nonqualified Deferred Compensation Table located on page 40 of this proxy statement.

SERP

In fiscal 1995, the Board approved our Supplemental Executive Retirement Program, which we will refer to as our “SERP,” for certain employees participating in the Retirement Plan. Internal Revenue Code Section 401(a)(17) limits the amount of annual compensation ($290,000 for calendar year 2021 and $305,000 for calendar year 2022) that may be considered in determining our contribution to the Retirement Plan for the account of an eligible participant.

The SERP was established to eliminate the adverse treatment that higher-salaried employees receive as a result of such limit by making a contribution for each participant in an amount substantially equal to the additional employer profit sharing contribution that he or she would have received under the Retirement Plan had 100% of his or her base salary been eligible for a profit-sharing contribution. As in the case of the Retirement Plan, annual incentive bonuses paid to participants are not included when determining the amount of contributions to the SERP. The Compensation Committee believes that the SERP therefore allows us to confer the full intended benefit of the employer profit sharing contribution under the Retirement Plan without the arbitrary limitation of the Internal Revenue Code rules noted above.

Contributions accrued under the SERP for the benefit of the higher-salaried employees vest under the same terms and conditions as under the Retirement Plan and may be invested by the participant in several of the same investment options as offered under the Retirement Plan. Benefits under the SERP are payable upon the participant’s termination of employment in a lump sum or installments as elected by the participant in accordance with the terms of the SERP. As with the Retirement Plan, all of the Named Executive Officers have been employed by the Company or our affiliates long enough to be fully vested.

Employer contributions under the SERP to our Named Executive Officers in fiscal 2022 are reflected under the “All Other Compensation” column in the Summary Compensation Table located on page 34 of this proxy statement. A list of the investment funds provided under the Retirement Plan is provided in the footnotes to the Nonqualified Deferred Compensation Table located on page 40 of this proxy statement.

Salary Continuation Plan

The Named Executive Officers, along with other officers and key employees, are participants in our Salary Continuation Plan, which we refer to as the “SCP.” Under this plan, in the event of the death of a participating employee, we will pay such employee’s beneficiaries one full year of base salary in the first year following death and 50% of base salary each year thereafter until the date such employee would have reached normal Social Security retirement age, subject to a maximum amount of $1.5 million. Payments are made to the employee’s beneficiary on a semi-monthly basis.

The purpose of the plan is to provide some financial security for the families of the participating employees, which assists the Company in attracting and retaining key employees. Benefit amounts under the plan are intended to provide a basic level of support for beneficiaries. To cover these potential obligations, we pay the premiums on life insurance policies covering the life of each participating employee. Such policies are owned by the Company and proceeds from such policies would be initially paid to the Company.

Premiums paid on policies covering our Named Executive Officers in fiscal 2022 are reflected under the “All Other Compensation” column in the Summary Compensation Table located on page 34 of this proxy statement. Amounts potentially payable to the beneficiaries of our Named Executive Officers pursuant to the SCP are described in “Potential Payments Upon Termination or Change in Control” beginning on page 41 of this proxy statement.

Change in Control Benefits

During fiscal 2022, in order to better ensure the retention of our employees in the event of a potentially disruptive corporate transaction, we provided our employees, including our Named Executive Officers, with certain change-in-control protections. We believe that such protections, which are consistent with the practices of our peer companies, are in the best interest of our

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Eagle Materials Inc. * 2022 PROXY STATEMENT   30

stockholders because they enable our executive leadership team to fully focus on the benefits of a corporate transaction for stockholders, rather than the potential adverse consequences of the transaction on their careers.

Change in Control Continuity Agreements

To better ensure the retention of our executive leadership team in the event of a potentially disruptive corporate transaction, the Board has approved change in control continuity agreements with Messrs. Haack, Kesler, Stewart and Graass. The change in control continuity agreements provide that, in the event of a change in control during the term, a two-year protection period will commence during which the relevant executive will be entitled to compensation and benefits on terms that are generally no less favorable than those that applied prior to the change in control. We believe that such protections, which are consistent with the practices of our peer companies, are in the best interest of our stockholders because they enable our executive leadership team to fully focus on the benefits of a corporate transaction for stockholders, rather than the potential adverse consequences of the transaction on their careers and compensation.

In the event of the executive’s involuntary termination of employment without cause or resignation for good reason during the two-year protection period, subject to the execution of a release of claims, he would be entitled to (a) cash severance equal to the product of (i) a severance multiple of 3 (for Mr. Haack), 2.5 (for Mr. Kesler) or 2 (for Messrs. Stewart and Graass), multiplied by (ii) the sum of his annual base salary and target annual bonus; (b) a prorated annual bonus for the year of termination; (c) a payment in lieu of employer retirement savings plan contributions that he would have received had his employment continued for 18 months (for Mr. Haack), 15 months (for Mr. Kesler) or 12 months (for Messrs. Stewart and Graass) post-termination; (d) a payment equal to the premium for continued participation in health insurance plans for 18 months (for Mr. Haack), 15 months (for Mr. Kesler) or 12 months (for Messrs. Stewart and Graass) post-termination; and (e) outplacement benefits of up to $30,000.

The change in control continuity agreements subject the executives to a perpetual confidentiality covenant and noncompetition covenants for 18 months (for Mr. Haack), 15 months (for Mr. Kesler) or 12 months (for Messrs. Stewart and Graass) post-termination. If any payments or benefits under the change in control continuity agreements would be subject to Sections 280G and 4999 of the Internal Revenue Code, such payments or benefits would be reduced to the extent that such reduction would place the executive in a better after-tax position. The initial term of the change in control continuity agreements is three years from the effective date of June 20, 2019, subject to automatic renewal for an additional year on each anniversary of the effective date.

All of our change in control continuity agreements have a “double-trigger” termination right (requiring both a change in control and a qualifying termination of employment in order to receive the change in control severance payments), and they do not include the long-term incentive values in the severance calculation or have tax gross-ups.

Under our change in control continuity agreements a “change in control” is defined generally as (i) the acquisition by any person or entity of 35% or more of our outstanding Common Stock or the voting power of outstanding securities entitled to vote in the election of directors; (ii) a change in the composition of our Board such that the current members of the Board cease to constitute a majority of the Board; (iii) the consummation of a merger, asset disposition, share exchange or similar transaction, unless (1) more than 50% of the stock following such transaction is owned by persons or entities who were stockholders of the Company prior to such transaction, (2) following such transaction, no person or entity owns 35% or more of the common stock of the entity resulting from such transaction, and (3) at least a majority of the members of the resulting corporation’s board of directors were members of our Board; or (iv) our stockholders approve a complete liquidation or dissolution of the Company

See “Potential Payments Upon Termination or Change in Control” beginning on page 41 of this proxy statement.

Equity Awards

Awards granted in fiscal 2022 under our Incentive Plan are subject to accelerated vesting upon the occurrence of a “change in control” as defined in the applicable award agreement if they are not assumed or replaced with equivalent awards in connection with such change in control. Under the award agreements or incentive program documents, a “change in control” is defined generally as:

(i) the acquisition by any person or entity of 50% or more of the outstanding shares of any single class of our Common Stock or 40% or more of outstanding shares of all classes of our Common Stock;

(ii) a change in the composition of our Board such that the current members of the Board cease to constitute a majority of the Board; or

(iii) the consummation of a merger, dissolution, asset disposition, consolidation or share exchange, unless (a) more than 50% of the stock following such transaction is owned by persons or entities who were stockholders of the Company prior to such transaction, (b) following such transaction, no person or entity owns 40% or more of the common stock of the corporation resulting from such transaction, and (c) at least a majority of the members of the resulting corporation’s board of directors were members of our Board.

If a change in control occurs, any unvested outstanding stock options, restricted stock, restricted stock units would generally become immediately fully vested, and, in the case of stock options, exercisable or, in the case of restricted stock or RSUs, payable, unless the transaction resulting in the change in control provides that the award is to be replaced with an award of equivalent shares of the surviving parent corporation. See “Potential Payments Upon Termination or Change in Control” beginning on page 41 of this proxy statement.

We believe the provision of these change in control benefits is generally consistent with market practice among our peers, is a

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Eagle Materials Inc. * 2022 PROXY STATEMENT   31

valuable executive talent retention incentive and is consistent with the objectives of our overall executive compensation program.

No Discriminatory Perquisites, Post-retirement Welfare Or Tax Gross-Ups

The Company does not provide discriminatory perquisites or post-retirement welfare benefits to the Named Executive Officers. During employment, the Named Executive Officers participate in the broad-based employee health insurance plans available to employees of the Company generally. Further, the Company does not provide for gross-ups of excise taxes under Section 4999 of the Code to any of the Named Executive Officers.

Other Compensation Policies and Practices

Stock Ownership Guidelines

In order to align the interests of the Named Executive Officers with our stockholders, and to promote a long-term focus for the officers, the Board of Directors has adopted executive stock ownership guidelines for the Company’s executive officers. The ownership goal for each Named Executive Officer is expressed as a dollar amount equal to a multiple of base salary. The CEO’s goal is higher than the other executive officers (as detailed below).

Name	Multiple of Salary Ownership Guidelines
Michael R. Haack	5X
D. Craig Kesler	3X
Robert S. Stewart	3X
James H. Graass	3X
Steven L. Wentzel	3X

The goal is met when the officer’s current share value meets or exceeds the goal. The current share value is calculated in one of three ways: (i) the sum of the grant date fair value of current shares held by the officer; (ii) the current shares valued at the current market price; or (iii) the current shares valued at an average stock price (the average of the prior three management equity incentive grant prices).

Until an officer has achieved the goal, he or she is required to retain all net shares received from the Company.

Once an officer has achieved the goal, he or she may sell shares of Common Stock to the extent the value of post-sale share holdings (valued at the greater of current price and average price) exceeds the goal.

Types of ownership counted toward the goal include the following:

•	Direct holdings;
•	Shares represented by earned restricted stock or RSUs;
•	Stock holdings in our Retirement Plan; and
•	Indirect holdings, such as shares owned by a family member residing in the same household.

The Compensation Committee reviews compliance with the ownership guidelines on an annual basis. Newly elected officers have five years to meet the applicable ownership requirement. As of the record date for the 2022 annual meeting, all Named Executive Officers are in compliance with the guidelines.

Recoupment (Clawback) Policy

We have adopted a recoupment (clawback) policy. We can recoup incentive-based compensation from executive officers if there is an accounting restatement of our financial statements due to the material noncompliance of the Company with any financial reporting requirement under the securities laws. The policy applies to compensation received by any current or former executive officer during the three-year period preceding the restatement.

No Hedging

Under our insider trading policy, all of our directors and employees (including our Named Executive Officers) are prohibited from speculating in our securities or engaging in transactions designed to hedge their ownership interests.

Consideration of the Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for public corporations for compensation over $1,000,000 paid in any fiscal year to the corporation’s chief executive officer and certain other executive officers. Historically, Section 162(m) exempted performance-based compensation from the deduction limit if certain requirements were met; however, legislation commonly referred to as the Tax Cuts and Jobs Act of 2017 eliminated the “performance-based compensation” exemption to Section 162(m).

Despite the change in law, the Compensation Committee intends to continue to implement compensation programs that it believes are competitive and in the best interests of the Company and its stockholders. Accordingly, the Committee may approve compensatory arrangements that provide for non-deductible payments or benefits when it determines that such arrangements are consistent with the Company's business needs and in the best interest of the Company and its stockholders.

Compensation Risk

Although a significant portion of potential compensation to our executive officers is performance-based, we do not believe that our compensation policies, principles, objectives and practices are structured to promote inappropriate risk taking by our executives. We believe that the focus of our overall compensation program encourages management to take a balanced approach that focuses on increasing and sustaining our profitability. See “Board Leadership Structure and Role in Risk Oversight — Risk Assessment in Compensation Programs” on page 15 of this proxy statement.

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Eagle Materials Inc. * 2022 PROXY STATEMENT   32

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes all fiscal 2020, 2021 and 2022 compensation earned by or paid to our Named Executive Officers, who consist of our Chief Executive Officer, our Chief Financial Officer and the three most highly compensated executive officers (other than the Chief Executive Officer and Chief Financial Officer) who were serving as executive officers at fiscal year-end.

Name and Principal Position	Fiscal Year Ended March 31,	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	All Other Compensation(6) ($)	Total ($)
Michael R. Haack	2022	$900,000	—	$4,000,000	—	$1,641,881	$93,869	$6,635,750
President and Chief	2021	824,000	—	1,750,000	$1,750,000	1,350,000	87,074	5,761,074
Executive Officer	2020	800,000	$275,000	1,450,000	1,450,000	969,029	80,046	5,024,075

D. Craig Kesler	2022	500,035	—	1,000,000	—	1,260,730	55,938	2,816,703
Executive Vice	2021	500,035	—	500,000	500,000	1,036,352	54,902	2,591,289
President – Finance and	2020	485,000	206,000	500,000	500,000	793,681	53,678	2,538,359
Administration & CFO

Robert S. Stewart	2022	480,420	—	900,000	—	1,084,814	48,702	2,513,936
Executive Vice	2021	480,420	—	900,000	—	891,744	47,807	2,319,971
President – Strategy,	2020	471,000	75,000	900,000	—	675,821	47,229	2,169,050
Corporate Development and Communications

James H. Graass	2022	451,000	—	800,000	—	1,084,814	47,693	2,383,507
Executive Vice President	2021	451,000	—	800,000	—	891,744	47,087	2,189,831
General Counsel and	2020	440,000	125,000	800,000	—	675,821	46,836	2,087,657
Secretary

Steven L. Wentzel (7)	2022	339,900	—	600,000	—	672,047	36,862	1,648,809
President - American	2021	330,000	—	600,000	—	606,038	34,125	1,570,163
Gypsum Company LLC

(1)

Includes amounts deferred on a pre-tax or after-tax basis at the election of the executive under our Retirement Plan, which is described in greater detail under “Retirement Plan” on page 30 of this proxy statement.

(2)	The amounts in this column represent payments to the Named Executive Officer under the Company’s Special Situation Program for the applicable fiscal year.
(3)

The amounts in this column reflect the value of restricted stock awards made to the Named Executive Officer in each of the fiscal years presented and are consistent with the grant date fair value of the award computed in accordance with FASB ASC Topic 718. For assumptions used in determining these values, refer to (a) footnote (L) to the Company’s audited financial statements for the fiscal year ended March 31, 2022 included in the Fiscal 2022 Form 10-K; (b) footnote (L) to the Company’s audited financial statements for the fiscal year ended March 31, 2021 included in the Fiscal 2021 Form 10-K; and (c) footnote (L) to the Company’s audited financial statements for the fiscal year ended March 31, 2020 included in the Company’s Annual Report on Form 10-K, filed with the SEC on May 22, 2020, or “Fiscal 2020 Form 10-K.” The amounts in this column assume achievement of less than the highest level of performance conditions, and the following reflects the amounts for this award assuming the highest level of performance conditions (i.e., the maximum amounts payable): Fiscal 2022: Mr. Haack - $4,400,000; Mr. Kesler - $1,100,000; Mr. Stewart - $990,000; Mr. Graass - $880,000; and Mr. Wentzel - $660,000. Fiscal 2021: Mr. Haack - $1,925,000; Mr. Kesler - $550,000; Mr. Stewart - $990,000; Mr. Graass - $880,000; and Mr. Wentzel - $660,000. Fiscal 2020: Mr. Haack - $1,595,000; Mr. Kesler - $550,000; Mr. Stewart - $990,000; and Mr. Graass - $880,000.

(4)

The amounts in this column reflect the value of option awards made to the Named Executive Officer in each of the fiscal years presented and are consistent with the grant date fair value of the award computed in accordance with FASB ASC Topic 718. For assumptions used in determining these values, refer to (a) footnote (L) to the Company’s audited financial statements for the fiscal year ended March 31, 2022 included in the Fiscal 2022 Form 10-K; (b) footnote (L) to the Company’s audited financial statements for the fiscal year ended March 31, 2021 included in the Fiscal 2021 Form 10-K; and (c) footnote (L) to the Company’s audited financial statements for the fiscal year ended March 31, 2020 included in the Fiscal 2020 Form 10-K. The amounts in this column assume achievement of less than the highest level of performance conditions, and the following reflects the amounts for this award assuming the highest level of performance conditions (i.e., the maximum amounts payable): Fiscal 2021: Mr. Haack - $1,925,000; and Mr. Kesler -

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Eagle Materials Inc. * 2022 PROXY STATEMENT   33

$550,000. Fiscal 2020: Mr. Haack - $1,595,000; and Mr. Kesler - $550,000.
(5)	The amounts in this column represent payments to the Named Executive Officer under the applicable annual incentive compensation program for the applicable fiscal year.
(6)

The amounts shown in this column represent: (a) Company profit sharing contributions to the account of the Named Executive Officer under our Retirement Plan (the Retirement Plan is described in greater detail under “Retirement Plan” on page 30 of this proxy statement); (b) Company contributions to the account of the Named Executive Officer under our SERP (the SERP is described in greater detail under “SERP” on page 31 of this proxy statement); (c) premium costs to the Company of life insurance policies obtained by the Company in connection with our SCP (the SCP is described in greater detail under “Salary Continuation Plan” on page 31 of this proxy statement); and (d) wellness awards. The table below provides further details of the amounts reflected in the All Other Compensation column:

Name	Fiscal Year Ended March 31,	Profit Sharing Plan Contribution ($)	SERP Contribution ($)	Insurance Premiums under Salary Continuation Plan ($)	Well-ness Award ($)	Total of All Other Compensation ($)
Michael R. Haack	2022	$29,000	$59,100	$5,274	$495	$93,869
	2021	28,500	53,300	5,274	-	87,074
	2020	28,000	46,375	5,274	397	80,046

D. Craig Kesler	2022	29,000	21,004	5,274	660	55,938
	2021	28,500	21,128	5,274	-	54,902
	2020	28,000	19,875	5,274	529	53,678
						-
Robert S. Stewart	2022	29,000	19,042	-	660	48,702
	2021	28,500	19,307	-	-	47,807
	2020	28,000	18,700	-	529	47,229

James H. Graass	2022	29,000	16,101	2,262	330	47,693
	2021	28,500	16,325	2,262	-	47,087
	2020	28,000	15,625	2,716	495	46,836

Steven L. Wentzel	2022	29,000	4,743	2,459	660	36,862
	2021	28,500	3,075	2,285	265	34,125

(7)

Mr. Wentzel was not a Named Executive Officer in fiscal year 2020. In accordance with SEC disclosure requirements, his compensation disclosure is provided only for the fiscal years in which he served as a Named Executive Officer.

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Eagle Materials Inc. * 2022 PROXY STATEMENT   34

Grants of Plan-Based Awards

The following table sets forth the grants of plan-based awards made during fiscal 2022 to the Named Executive Officers.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards					Exercise or Base Price of Option	Grant Date Fair Value of Stock
Name	Grant Date	Threshold ($)	Target ($)		Maximum ($)	Threshold (#)	Target (#)		Maximum (#)		Awards ($/sh)	and Option Awards(1)
Michael R. Haack	5/17/21	—	$1,728,296	(2)	—	—	—		—		—	—
	5/19/21	—	—		—	—	—		14,363	(3)	—	$2,000,000
	5/19/21	—	—		—	—	14,363	(4)	17,236	(4)	—	2,000,000
D. Craig Kesler	5/17/21	—	1,327,084	(2)	—	—	—		—		—	—
	5/19/21	—	—		—	—	—		3,591	(3)	—	500,000
	5/19/21	—	—		—	—	3,591	(4)	4,309	(4)	—	500,000
Robert S. Stewart	5/17/21	—	1,141,910	(2)		—	—		—		—	—
	5/19/21	—	—		—	—	—		3,232	(3)	—	450,000
	5/19/21	—	—		—	—	3,232	(4)	3,878	(4)	—	450,000
James H. Graass	5/17/21	—	1,141,910	(2)		—	—		—		—	—
	5/19/21	—	—		—	—	—		2,873	(3)	—	400,000
	5/19/21	—	—		—	—	2,873	(4)	3,448	(4)	—	400,000
Steven L. Wentzel	5/17/21	—	714,944	(2)	—	—	—		—		—	—
	5/19/21	—	—		—	—	—		2,155	(3)	—	300,000
	5/19/21	—	—		—	—	2,155	(4)	2,586	(4)	—	300,000

(1)

The amounts included in this column reflect the grant date fair value of the award computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote (L) to the Company’s audited financial statements for the fiscal year ended March 31, 2022 included in the Fiscal 2022 Form 10-K.

(2)

These amounts represent the maximum annual incentive payments potentially payable to the Named Executive Officers pursuant to the Eagle Annual Incentive Program or the Divisional Annual Incentive Bonus Programs, as applicable, for fiscal 2022. There are no thresholds or maximums for these awards—they are merely a function of multiplying the pre-determined percentage by the operating earnings for the fiscal year; provided, however, our Incentive Plan does provide an absolute cap on cash that any employee may receive in any fiscal year under such programs ($5 million). The actual pay-outs to the Named Executive Officers were as follows: Mr. Haack - $1,641,881; Mr. Kesler - $1,260,730; Mr. Stewart - $1,084,814; Mr. Graass - $1,084,814; and Mr. Wentzel - $672,047. These incentive programs are described in greater detail under “Annual Incentive Bonus” beginning on page 26 of this proxy statement.

(3)

These amounts represent grants of time-vesting restricted stock made on May 19, 2021 under our Incentive Plan. One-fourth of the restricted stock vested on March 31, 2022, and restrictions on the remaining restricted stock will lapse ratably on March 31 of 2023, 2024 and 2025. These restricted stock grants are described in greater detail under “Long-Term Incentive Compensation—Fiscal 2022 Grants” beginning on page 29 of this proxy statement.

(4)

These amounts represent grants of performance-based restricted stock made on May 19, 2021 under our Incentive Plan. The vesting of the restricted stock was subject to performance vesting criteria. On May 6, 2022, the Compensation Committee determined that 100% of the maximum award (or 120% of the target award) had been earned. One-fourth of the earned restricted stock vested on May 17, 2022, and restrictions on the remaining earned restricted shares will lapse on March 31 of 2023, 2024 and 2025. These restricted stock grants are described in greater detail under “Long-Term Incentive Compensation—Fiscal 2022 Grants” beginning on page 29 of this proxy statement.

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Eagle Materials Inc. * 2022 PROXY STATEMENT   35

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes stock-based compensation awards outstanding at the end of fiscal 2022 for each of the Named Executive Officers.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Michael R. Haack	8,162	—		—	$100.88	05/18/2027	2,090	(6)	$268,272
	8,702	—		—	106.24	05/17/2028	1,979	(7)	254,024
	8,084	—		—	106.24	05/17/2028	8,719	(8)	1,119,171
	20,980	6,993	(2)	—	91.58	05/16/2029	7,266	(9)	932,664
	19,868	6,622	(3)	—	91.58	05/16/2029	17,236	(10)	2,212,413
	11,888	23,774	(4)	—	60.21	05/19/2030	10,772	(11)	1,382,694
	9,906	19,812	(5)	—	60.21	05/19/2030

D. Craig Kesler	7,120	—		—	106.24	05/17/2028	11,667	(12)	1,497,576
	6,614	—		—	106.24	05/17/2028	720	(6)	92,419
	7,235	2,411	(2)	—	91.58	05/16/2029	682	(7)	87,542
	6,852	2,283	(3)	—	91.58	05/16/2029	2,491	(8)	319,745
	6,794	6,792	(4)	—	60.21	05/19/2030	2,076	(9)	266,475
	5,662	5,660	(5)	—	60.21	05/19/2030	4,309	(10)	553,103
							2,693	(11)	345,673

Robert S. Stewart							1,297	(6)	166,483
							1,228	(7)	157,626
							4,484	(8)	575,566
							3,736	(9)	479,553
							3,878	(10)	497,780
							2,424	(11)	311,145

James H. Graass	2,856	—		—	81.56	06/10/2025	1,153	(6)	147,999
							1,092	(7)	140,169
							3,986	(8)	511,643
							3,322	(9)	426,412
							3,448	(10)	442,585
							2,154	(11)	276,487

Steven L. Wentzel	1,088	—		—	106.24	05/17/2028	396	(6)	50,831
	1,010	—		—	106.24	05/17/2028	375	(7)	48,135
	1,326	1,326	(2)	—	91.58	05/16/2029	2,990	(8)	383,796
	1,256	1,256	(3)	—	91.58	05/16/2029	2,491	(9)	319,745
							2,586	(10)	331,939
							1,616	(11)	207,430

_______________________________

Eagle Materials Inc. * 2022 PROXY STATEMENT   36

(1)	Based on the closing price per share of Common Stock on the NYSE on March 31, 2022 ($128.36).
(2)	Represents performance-based stock options granted on May 16, 2019 under our Incentive Plan. The remaining earned stock options will vest on March 31, 2023.
(3)	Represents time-vesting stock options granted on May 16, 2019 under our Incentive Plan. The remaining stock options will vest on March 31, 2023.
(4)	Represents performance-based stock options granted on May 19, 2020 under our Incentive Plan. The remaining earned stock options will vest ratably on March 31 of 2023 and 2024.
(5)	Represents time-vesting stock options granted on May 19, 2020 under our Incentive Plan. The remaining stock options will vest ratably on March 31 of 2023 and 2024.
(6)	Represents performance-based restricted stock granted on May 16, 2019 under our Incentive Plan. Restrictions on the remaining earned shares will lapse on March 31, 2023.
(7)	Represents time-vesting restricted stock granted on May 16, 2019 under our Incentive Plan. Restrictions will lapse on the remaining shares on March 31, 2023.
(8)	Represents performance-based restricted stock granted on May 19, 2020 under our Incentive Plan. Restrictions on the remaining earned shares will lapse ratably on March 31 of 2023 and 2024.
(9)	Represents time-vesting restricted stock granted on May 19, 2020 under our Incentive Plan. Restrictions will lapse ratably on March 31 of 2023 and 2024.
(10)

Represents performance-based restricted stock granted on May 19, 2021 under our Incentive Plan. The Compensation Committee determined in May 2022 (i.e., after the end of fiscal 2021) that 100% of the maximum award (or 120% of the target award) was earned. One-fourth of the earned restricted shares was paid to the Named Executive Officer on May 17, 2022, and restrictions will lapse ratably on the remaining earned restricted shares on March 31 of 2023, 2024 and 2025.

(11)

Represents time-vesting restricted stock granted on May 19, 2021 under our Incentive Plan. Restrictions on the first one-fourth lapsed on March 31, 2022. Restrictions on the remaining shares will lapse ratably on March 31 of 2023, 2024 and 2025.

(12)

Represents restricted stock granted on May 18, 2010 under our Incentive Plan. Restrictions will lapse upon the Named Executive Officer meeting the requirements of retirement, as defined in the award agreement.

_______________________________

Eagle Materials Inc. * 2022 PROXY STATEMENT   37

Option Exercises and Stock Vested

The following table sets forth information regarding the exercise of stock options and the vesting of restricted stock during fiscal 2022 for each of our Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Michael R. Haack	28,865	$2,330,903	21,356	$2,884,184
D. Craig Kesler	24,539	1,394,012	6,930	932,399
Robert S. Stewart	—	—	11,886	1,601,411
James H. Graass	24,000	1,643,091	10,566	1,423,568
Steven L. Wentzel	6,885	411,434	6,217	844,325

(1)

All of the amounts in this column represent shares of Common Stock received by the Named Executive Officer in connection with the lapsing of restrictions on restricted stock previously granted to the Named Executive Officers.

(2)	The amount in this column represents the dollar amount realized by the Named Executive Officer valued at the time of the vesting of such shares.

_______________________________

Eagle Materials Inc. * 2022 PROXY STATEMENT   38

Nonqualified Deferred Compensation

In FY 2022

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(3) ($)
Michael R. Haack	—	$59,100	$36,268	—	$388,843
D. Craig Kesler	—	21,004	35,675	—	277,818
Robert S. Stewart	—	19,042	1,326	—	230,307
James H. Graass	—	16,101	18,534	—	473,101
Steven L. Wentzel	—	4,743	(4,929)	—	252,333

(1)

The amounts in this column represent contributions made by the Company for the account of the Named Executive Officers during fiscal 2022 under our SERP. The SERP is an unfunded, non-qualified plan for certain executives of the Company. Under the SERP, the Company makes contributions to the account of the executive in an amount substantially equal to the additional contributions he would have received under the Retirement Plan had 100% of his annual salary been eligible for a profit-sharing contribution. The SERP is described in greater detail under “SERP” on page 31 of this proxy statement. The amounts in this column are reflected in the “All Other Compensation” column of the Summary Compensation Table located on page 34.

(2)

The Company also maintains the Eagle Materials Inc. Deferred Compensation Plan. Under this plan, eligible executives were allowed to defer the receipt of a portion of their salary or annual bonus for fiscal 2001, up to 75% of such amounts. For fiscal years after fiscal 2001, the Deferred Compensation Plan was closed to additional employee deferrals. Amounts under the plan are payable at a date certain or upon the participant’s termination of employment, disability or death in the form of a lump sum or installments as elected pursuant to the terms of the plan. Such amounts are not subject to the six-month delay applicable to key employees under Internal Revenue Code Section 409A. The earnings in this column reflect earnings or losses on balances in the Named Executive Officer’s SERP account and Deferred Compensation Plan account. A Named Executive Officer may designate how his account balances are to be invested by selecting among the investment options available under our Retirement Plan, with the exception of the Common Stock fund. Because these earnings are not “above market,” they are not included in the Summary Compensation Table on page 34 of this proxy statement. The table below shows the investment options available under our Retirement Plan (other than the Common Stock fund) and the annual rate of return for the 12-month period ended March 31, 2022, as reported to us by the administrator of the plan.

Fund	Rate of Return
Harbor Capital Appreciation Ret	3.49%
MFS Value R6	11.35%
Northern Trust S&P 500 Index	15.64%
MFS Mid Cap Growth R6	(1.23%)
MFS Mid Cap Value R6	12.56%
Northern Trust Ext Equity Mkt Idx	(5.40%)
AS SPL Small Cap Valueh R6	2.99%
PIF Small Cap Growth R6	(10.70%)
AF EuroPacific Grwth R6	(9.35%)
Northern Trust ACWI Ex-US Index	(1.85%)
Vanguard Target Ret 2015	0.45%
Vanguard Target Ret 2020	1.45%
Vanguard Target Ret 2025	2.01%
Vanguard Target Ret 2030	2.66%
Vanguard Target Ret 2035	3.46%
Vanguard Target Ret 2040	4.24%
Vanguard Target Ret 2045	5.04%
Vanguard Target Ret 2050	5.19%
Vanguard Target Ret 2055	5.21%
Vanguard Target Ret 2060	5.22%
Vanguard Target Ret 2065	5.16%
Vanguard Target Ret Inc	0.22%
METWEST Tot Rtn BD P	(4.49)%
Northern Trust Aggreg Bond Index	(4.14)%
Fidelity Govt MMkt	0.01%

(3)

The amounts in this column represent the sum of: (i) the balance in the Named Executive Officer’s account under the SERP; and (ii) the balance in the Named Executive Officer’s account under the Company’s Deferred Compensation Plan.

_______________________________

Eagle Materials Inc. * 2022 PROXY STATEMENT   39

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following is a summary of the potential payments payable to the Named Executive Officers upon termination of employment or a change in control of the Company under current compensation programs. Specifically, compensation payable to each Named Executive Officer upon voluntary termination, involuntary termination or in the event of death or disability and change in control is discussed below. The amounts shown in the tables below assume that such termination was effective as of March 31, 2022, and are therefore estimates of the amounts which would be paid out to the executives (or their beneficiaries) upon their termination. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event, the price of our Common Stock and the executive’s age.

Change in Control Continuity Agreements

The Company has entered into change in control continuity agreements with Messrs. Haack, Kesler, Stewart and Graass. A description of these agreements is set forth under “Change in Control Continuity Agreements” on page 32 of this proxy statement.

In the event of the executive’s involuntary termination of employment without cause or resignation for good reason within the two-year protection period following a change in control, he would be entitled to cash severance equal to a multiple of the sum of his annual base salary and target annual bonus. Additionally, he would be entitled to a prorated annual bonus for the year of termination, employer retirement savings plan contributions that he would have received had his employment continued for a period of time, the premium for continued participation in health insurance plans for a period of time, and outplacement benefits of up to $30,000.

All of our change in control continuity agreements have a “double-trigger” termination right (requiring both a change in control and a qualifying termination of employment in order to receive the change in control severance payments), and they do not include the long-term incentive values in the severance calculation or have tax gross-ups.

The table below reflects an estimate of the severance payments that would be made to our named executive officers who have entered into change in control continuity agreements—calculated as if they were terminated without cause or resigned for good reason as of March 31, 2022 following a change in control:

Name	Severance Multiple	Base Salary ($)	Target Annual Bonus ($)	Retirement Plan Contribution ($)	Health Insurance Premium ($)	Outplacement Benefits (maximum) ($)	Total ($)
Michael R. Haack	3.0	$900,000	$1,391,410	$120,000	$36,000	$30,000	$7,060,230
D. Craig Kesler	2.5	500,035	1,068,404	61,000	30,000	30,000	4,042,098
Robert S. Stewart	2.0	480,420	919,324	47,000	24,000	30,000	2,900,488
James H. Graass	2.0	451,000	919,324	44,000	24,000	30,000	2,838,648

_______________________________

Eagle Materials Inc. * 2022 PROXY STATEMENT   40

Payments Made Upon Any Termination

Deferred Compensation. The amounts shown in the table below do not include distribution of plan balances under our Deferred Compensation Plan or SERP. These balances are shown in the Nonqualified Deferred Compensation in FY 2022 Table on page 40 of this proxy statement.

Death and Disability. A termination of employment due to death or disability does not entitle the Named Executive Officer to any payments that are not available to salaried employees generally, except for benefits payable to the beneficiaries of the Named Executive Officers in the event of termination due to death under our Salary Continuation Plan. A description of our Salary Continuation Plan is set forth under “Salary Continuation Plan” on page 31 of this proxy statement.

Accrued Pay and Retirement Plan Benefits. The amounts shown in the table below do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment or relate to equity grants that have already vested. These include:

•	accrued salary pay through the date of termination;
•	non-equity incentive compensation earned and payable prior to the date of termination;
•

option grants received under the Incentive Plan which have already vested and are exercisable prior to the date of termination (subject to the terms of the applicable Nonqualified Stock Option Agreement);

•

restricted stock grants or restricted stock unit grants received under the Incentive Plan which have already vested prior to the date of termination (subject to the terms of the applicable Restricted Stock or Restricted Stock Unit Agreement); and

•	unused accrued vacation pay.

Type of Payment	Involuntary Termination or Voluntary Termination (non- Change in Control) ($)	Death or Disability ($)	Change in Control(1) ($)
Michael R. Haack
Long-Term Incentives
Stock Options
Unexercisable and Accelerated Awards(2)	—	—	$3,471,146
Restricted Stock Awards
Unvested and Accelerated Awards(3)	—	$6,169,238	6,169,238
Benefits
Salary Continuation Plan Payments(4)	—	1,500,000	—
Change in Control Continuity Agreement(5)	—	—	7,060,230
HAACK TOTAL	—	7,669,238	16,700,614
D. Craig Kesler
Long-Term Incentives
Stock Options
Unexercisable and Accelerated Awards(2)	—	—	1,021,249
Restricted Stock Awards
Unvested and Accelerated Awards(3)	—	3,162,534	3,162,534
Benefits
Salary Continuation Plan Payments(4)	—	1,500,000	—
Change in Control Continuity Agreement(5)	—	—	4,042,098
KESLER TOTAL	—	4,662,534	8,225,880

_______________________________

Eagle Materials Inc. * 2022 PROXY STATEMENT   41

Type of Payment	Involuntary Termination or Voluntary Termination (non- Change in Control) ($)	Death or Disability ($)	Change in Control(1) ($)
Robert S. Stewart
Long-Term Incentives
Stock Options
Unexercisable and Accelerated Awards(2)	—	—	—
Restricted Stock Awards
Unvested and Accelerated Awards(3)	—	$2,188,153	$2,188,153
Benefits
Salary Continuation Plan Payments(4)	—	—	—
Change in Control Continuity Agreement(5)	—	—	2,900,488
STEWART TOTAL	—	2,188,153	5,088,641
James H. Graass
Long-Term Incentives
Stock Options
Unexercisable and Accelerated Awards(2)	—	—	—
Restricted Stock Awards
Unvested and Accelerated Awards(3)(6)	—	1,945,296	1,945,296
Benefits
Salary Continuation Plan Payments(4)	—	676,500	—
Change in Control Continuity Agreement(5)	—	—	2,838,648
GRAASS TOTAL	—	2,621,796	4,783,944
Steven L. Wentzel
Long-Term Incentives
Stock Options
Unexercisable and Accelerated Awards(2)	—	—	94,966
Restricted Stock Awards
Unvested and Accelerated Awards(3)	—	1,341,875	1,341,875
Benefits
Salary Continuation Plan Payments(4)	—	1,019,700	—
WENTZEL TOTAL	—	2,361,575	1,436,841
AGGREGATE TOTAL FOR NAMED EXECUTIVE OFFICERS	—	19,503,296	36,235,920

(1)	The definition of “Change in Control” is described under “Change in Control Benefits” beginning on page 31 of this proxy statement.
(2)

Represents the dollar value of the unexercisable stock options that are accelerated because of a change in control based on the amount, if any, that the closing price of our Common Stock on March 31, 2022 ($128.36) exceeds the exercise price of the stock option.

(3)

Represents the dollar value of the restricted stock for which restrictions will lapse upon death, disability or a change in control based on the closing price of our Common Stock on March 31, 2022 ($128.36).

(4)

Under the terms of our SCP, in the event of a Named Executive Officer’s death while employed by the Company, such Named Executive Officer’s beneficiaries would receive the following payments, which would be paid from the proceeds of a life insurance policy purchased by the Company covering such Named Executive Officer (calculated based on fiscal 2022 salaries):

a.	Haack – $900,000 over the year following death, plus $450,000 per year thereafter until the beneficiaries have received a total of $1,500,000 in payments.
b.	Kesler – $500,035 over the year following death, plus $250,018 per year thereafter until the beneficiaries have received a total of $1,500,000 in payments.
c.	Graass – $451,000 over the year following death, plus $225,500 per year thereafter until the year Mr. Graass would have reached 66.
d.	Wentzel – $339,900 over the year following death, plus $169,950 per year thereafter until the year Mr. Wentzel would have reached 66.
(5)	See the “Change in Control Continuity Agreements” section above for a description of the components of these potential payments.
(6)	The restrictions lapsed on Mr. Graass’s outstanding restricted shares in connection with his retirement from the Company on June 3, 2022.

_______________________________

Eagle Materials Inc. * 2022 PROXY STATEMENT   42

CEO PAY RATIO

Pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Securities and Exchange Commission (the “SEC”) has adopted Item 402(u) of Regulation S-K requiring annual disclosure of a reasonable estimate of the ratio of the total annual compensation of our chief executive officer to the total annual compensation of the employee of the Company or one of its subsidiaries who is determined to have the median compensation of all employees of the Company and its subsidiaries, collectively (excluding the CEO). The rule also requires annual disclosure of such median employee’s total compensation for the applicable fiscal year and the CEO’s total compensation for the applicable fiscal year, in each case as determined in accordance with the rules governing the presentation of total compensation of the named executive officers in the Summary Compensation Table presented on page 34 of this proxy statement. Our CEO is Mr. Haack.

To identify the median-compensated employee for fiscal 2022, we examined the total gross compensation data for calendar year 2021. Based on this data, we determined the median-compensated employee. We then calculated such employee’s total fiscal 2022 compensation in accordance with the rules governing the presentation of the total compensation of the named executive officers in the Summary Compensation Table.

Based on this methodology, the fiscal 2022 total annual compensation for the median-compensated employee was $77,321. As reported on page 34 of this proxy statement, the fiscal 2022 total annual compensation of our CEO, Mr. Haack, was $6,635,750. The ratio of the CEO’s total compensation to the median-compensated employee’s total compensation of approximately 86:1.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above

_______________________________

Eagle Materials Inc. * 2022 PROXY STATEMENT   43

STOCK OWNERSHIP

Management

We encourage stock ownership by our directors, officers and employees to align their interests with your interests as stockholders. The following table shows the beneficial ownership of our Common Stock, as of the record date for the annual meeting

(June 8, 2022) by: (a) each person who has been a director or executive officer of the Company since April 1, 2021 and (b) by all such directors and executive officers of the Company as a group (18 persons). Except as otherwise indicated, all shares are owned directly, and the owner of such shares has the sole voting and investment power with respect thereto.

Amount and Nature of Beneficial Ownership (1)
	Number of Shares Beneficially Owned(2)	Percentage of Common Stock
F. William Barnett	15,671	*
Richard Beckwitt	19,254	*
Ed H. Bowman	12,313	*
Margot L. Carter	7,185	*
George J. Damiris	8,346	*
William R. Devlin	40,120	*
Martin M. Ellen	8,716	*
James H. Graass(3)	15,959	*
Mauro Gregorio	1,301	*
Michael R. Haack	177,132	*
D. Craig Kesler(4)	110,606	*
Matt Newby	42,027	*
Michael R. Nicolais(5)	63,474	*
David B. Powers(6)	30,972	*
Mary P. Ricciardello	8,557	*
Richard R. Stewart(7)	12,411	*
Robert S. Stewart	26,074	*
Steven L. Wentzel	27,359	*
All current directors, nominees and executive officers as a group (18 persons)	627,477	1.6%

*	Less than 1%
(1)

For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person is deemed to have “beneficial ownership” of shares of our stock that the person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named in the table, any shares that such person or persons have the right to acquire within 60 days are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other persons.

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Eagle Materials Inc. * 2022 PROXY STATEMENT   44

(2)

Amounts include the following shares of Common Stock that may be acquired upon exercise of stock options awarded under our Incentive Plan: Mr. Beckwitt – 2,070 shares; Mr. Devlin – 5,230 shares; Mr. Haack – 87,590 shares; Mr. Kesler – 40,277 shares; Mr. Newby – 24,093 shares; Mr. Nicolais – 19,398 shares; Ms. Ricciardello – 3,408 shares; Mr. Wentzel – 4,680 shares and all directors and executive officers of the Company as a group (18 persons) – 186,746 shares. In addition, this table includes shares of Common Stock that are held for the account of participants as of June 8, 2022, pursuant to the Common

Stock fund of the Retirement Plan, as follows: Mr. Devlin – 1,933 shares; Mr. Graass – 1,122 shares; Mr. Kesler – 2,144 shares; and all directors and executive officers of the Company as a group (18 persons) – 5,199 shares. These amounts do not include the RSUs previously granted to the non-employee directors (including dividend equivalent units accrued since the date of grant) disclosed in the table on page 14 of this proxy statement.

(3)

Mr. Graass retired from the Company effective June 3, 2022. His beneficial ownership of Company stock is based on his last Form 4 filing and includes 543 shares of Common Stock held in an IRA owned by Mr. Graass.

(4)	Includes 160 shares of Common Stock held in Mr. Kesler’s IRA.
(5)

Includes (a) 1,386 shares of Common Stock owned by the wife of Mr. Nicolais; (b) 1,550 shares of Common Stock held by the profit sharing plan of the employer of Mr. Nicolais; and (c) 3,500 shares of Common Stock held in an IRA owned by Mr. Nicolais.

(6)	Includes 28,603 shares of Common Stock owned by a spousal trust.
(7)	Includes 4,003 shares of Common Stock owned by Stewart Family Trust.

_______________________________

Eagle Materials Inc. * 2022 PROXY STATEMENT   45

Certain Beneficial Owners

The table below provides information regarding the only persons we know of who are the beneficial owners of more than five percent of our Common Stock. The number of shares of Common Stock shown in the table as beneficially owned by each person as of the most recent practicable date, which is generally the date as of which information is provided in the most recent beneficial ownership report filed by such person with the SEC. The percentage of our Common Stock shown in the table as owned by each person is calculated in accordance with applicable SEC rules based on the number of outstanding shares of Common Stock as of June 8, 2022, the record date for our annual meeting of stockholders.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Common Stock
The Vanguard Group (1)
100 Vanguard Blvd.	3,887,504	10.2%
Malvern, PA 19355
BlackRock, Inc. (2)
55 East 52nd Street	3,439,705	9.0%
New York, NY 10055
FMR LLC (3)
245 Summer Street	3,115,389	8.2%
Boston, MA 02210

(1)

Based solely on the information contained in a Schedule 13G/A filed with the SEC on February 9, 2022. Of the shares reported in the Schedule 13G/A, The Vanguard Group has (i) shared voting power with respect to 19,310 shares; (ii) sole dispositive power with respect to 3,832,314 shares; and (iii) shared dispositive power with respect to 55,190 shares.

(2)	Based solely on the information contained in a Schedule 13G/A filed with the SEC on February 1, 2022. Of the shares reported in the Schedule 13G/A, BlackRock, Inc. has sole voting power with respect to 3,318,778 shares and sole dispositive power with respect to 3,439,705 shares.

(3)

Based solely on the information contained in a Schedule 13G/A filed with the SEC on February 9, 2022. Of the shares reported in the Schedule 13G/A, FMR LLC has sole voting power with respect to 419,774 shares and sole dispositive power with respect to 3,115,389 shares.

_______________________________

Eagle Materials Inc. * 2022 PROXY STATEMENT   46

Related Party Transactions

Our code of conduct adopted by the Board, which we refer to as “The Eagle Way,” includes provisions addressing conflicts of interest which arise when a director, officer, or employee has an interest in a transaction in which the Company is a participant. The Eagle Way defines a conflict of interest as an activity, investment or association that interferes or might appear to interfere with the judgment or objectivity of an officer or employee in performing his or her job in the best interests of the Company and our shareholders.

Under The Eagle Way, officers or employees are encouraged to consult with their supervisors regarding any matter that may involve a conflict of interest. In addition, The Eagle Way requires that prior approval of the supervisor of an officer or employee, the president of the Eagle business unit in which such officer or employee is employed, and the Company’s general counsel before: (1) obtaining an ownership interest in, or position with, an Eagle supplier, contractor, customer or competitor, subject to certain exceptions relating to the ownership of publicly traded securities; (2) employing any relatives where there is either a direct or indirect reporting relationship or a substantial amount of interaction between the relatives on the job; or (3) establishing a business relationship between Eagle and a company in which the officer or employee or his or her relative has an ownership interest or holds a position.

In addition to the above policies included in The Eagle Way, we have implemented certain informal processes in connection with transactions with related persons. For example, the Company’s legal staff is primarily responsible for the development of processes to obtain information from the directors and executive officers with respect to related person transactions and for determining, based on the facts and circumstances, whether the related person has a direct or indirect material interest in the transaction. In addition, all of our employees, executive officers and directors are required to disclose any conflicts of interest in an annual certification reviewed by our Legal Department. After disclosure, some conflicts of interest may be resolved through implementing appropriate controls for our protection. Depending on the identity of the officer or employee involved in a transaction creating a potential conflict of interest, the conflict of interest may be resolved by the Company’s legal staff or may be referred to the Audit Committee. Where an appropriately disclosed conflict of interest is minor and not likely to adversely impact us, we may consent to the activity. Such consent may be subject to appropriate controls intended to ensure that transaction as implemented is not adverse to the Company. In other cases where appropriate controls are not feasible, the person involved will be requested not to enter into, or to discontinue, the relevant transaction or relationship. If a potential conflict arises concerning a director or officer of the Company, the potential conflict is disclosed to the Chair of the Audit Committee of the Board for review and disposition. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in the annual proxy statement.

Employee, Officer and Director Hedging

Under our insider trading policy, the Company’s directors, officers and employees are prohibited from engaging in speculative transactions in the Company’s securities. The transactions specifically addressed in the policy are:

•	publicly traded options (examples include puts, calls and other derivative securities involving Company securities, on an exchange or in any other organized market);
•	short sales (which evidence an expectation on the part of the seller that the securities will decline in value and signal to the market a lack of confidence in the Company’s short-term prospects); and
•

hedging transactions (examples include zero-cost collars and forward sale contracts, which allow a holder to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential upside appreciation in the stock—creating a potential mis-alignment with the objectives of the Company’s other stockholders).

Code of Conduct

The Company’s code of conduct, The Eagle Way, applies to all of the Company’s employees, including the Company’s officers. The Eagle Way also applies to the Board of Directors. The Company’s code of conduct is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	compliance with applicable governmental laws, rules and regulations;
•	the prompt internal reporting of violations of the code of conduct to an appropriate person or persons identified in the code of conduct; and
•	accountability for adherence to the code of conduct.

All of the Company’s employees and directors are required to certify to the Company, on an annual basis, that they have complied with the Company’s code of conduct without exception or, if they have not so complied, to list the exceptions. The Company has posted the text of its code of conduct on its Internet website at www.eaglematerials.com (click on “Investor Relations”, then on “Corporate Governance”, then on “The Eagle Way” under the heading “Code of Ethics”). Additionally, the Company will provide without charge a copy of the code of conduct to any person upon written request to our Secretary at our principal executive office

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Eagle Materials Inc. * 2022 PROXY STATEMENT   47

PROPOSAL NO. 2: ADVISORY VOTE ON COMPENSATION

OF OUR NAMED EXECUTIVE OFFICERS

We are seeking your advisory vote approving the compensation paid to our named executive officers as disclosed in this proxy statement. We believe the structure of our executive compensation programs promotes our business objectives and serves to motivate, attract and retain executive talent.

We urge stockholders to read our “Compensation Discussion and Analysis” beginning on page 22 of this proxy statement, which describes in more detail how our executive compensation policies and programs operate. We are seeking stockholder approval of the following advisory resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related material disclosed in this Proxy Statement, is hereby approved by the stockholders of the Company on an advisory basis.

Although the vote on this proposal is advisory and nonbinding, the Compensation Committee and the Board will review the results of the vote and consider them when making future determinations regarding our executive compensation programs. The affirmative vote of a majority of the votes cast by shares entitled to vote thereon is required for the approval of the foregoing resolution. Abstentions and broker non-votes are not counted as votes cast, and therefore do not affect the approval of the resolution.

Recommendation of the Board

Our Board of Directors recommends that holders of Common Stock vote “FOR” the non-binding advisory resolution approving the compensation paid to our named executive officers.

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Eagle Materials Inc. * 2022 PROXY STATEMENT   48

PROPOSAL NO. 3: APPROVAL OF EXPECTED

APPOINTMENT OF INDEPENDENT AUDITORS

General

Ernst & Young acted as our independent auditors to audit our books and records for fiscal 2022, and the Audit Committee expects to appoint Ernst & Young as our independent auditors for fiscal year 2023 if its proposal for audit services is satisfactory.

We believe the approval of this expected appointment is good corporate practice because the audit of our books and records is a matter of importance to our stockholders. If our stockholders do not support the expected appointment, our Audit Committee will consider that fact when determining whether or not to retain Ernst & Young, but still may elect to retain them. Even if the expected appointment is approved, the Audit Committee, in its discretion, may elect not to proceed with the appointment. Once it has appointed an auditor, our Audit Committee may elect to change the appointment at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.

Representatives of Ernst & Young are expected to be present for the annual meeting, with the opportunity to make a statement if they choose to do so, and will be available to respond to appropriate questions from our stockholders.

Recommendation of the Board

Our Board of Directors recommends a vote “FOR” the approval of the expected appointment of Ernst & Young as the Company’s auditors for the fiscal year ending March 31, 2023.

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Eagle Materials Inc. * 2022 PROXY STATEMENT   49

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

Ernst & Young LLP, which we refer to as Ernst & Young, audited the Company’s financial statements for the fiscal years ended March 31, 2020, 2021 and 2022.

Ernst & Young reports directly to our Audit Committee. The Audit Committee has adopted policies and procedures for pre-approving all audit and permissible non-audit services performed by Ernst & Young. Under these policies, the Audit Committee pre-approves the use of audit and specific permissible audit-related and non-audit services up to certain dollar limits. Other audit and permissible non-audit services that exceed a $50,000 threshold must be pre-approved separately by the

Audit Committee, or, for such services that do not exceed $50,000, by a member of the Audit Committee. Any such member must report the pre-approval at the next Audit Committee meeting. In determining whether or not to pre-approve services, the Audit Committee determines whether the service is a permissible service under the SEC’s rules, and, if permissible, the potential effect of such services on the independence of Ernst & Young.

The following table sets forth the various fees for services provided to the Company by Ernst & Young in the fiscal years ended March 31, 2022 and 2021, all of which services have been approved by the Audit Committee:

Fiscal Year Ended March 31,	Audit Fees (1)	Audit Related Fees	Tax Fees	All Other Fees	Total
2022	$1,736,000	$59,375	$-	$2,000	$1,797,375
2021	1,646,735	63,475	-	2,000	1,712,210

(1)	Includes fees for the annual audit and quarterly reviews, accounting and financial reporting consultations regarding generally accepted accounting principles.

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Eagle Materials Inc. * 2022 PROXY STATEMENT   50

AUDIT COMMITTEE REPORT

To the Board of Directors of Eagle Materials Inc.:

All of the Audit Committee members are independent as defined in the current NYSE listing standards and the applicable rules of the Securities Exchange Act of 1934, and Mr. Ellen is our “audit committee financial expert” within the meaning of the rules of the SEC. The Audit Committee charter sets forth the duties and responsibilities of the Audit Committee. The Audit Committee is primarily responsible for assisting the Board in fulfilling its responsibility to oversee the following: the integrity of our financial statements, our compliance with legal and regulatory requirements, the qualifications and independence and appointment of our independent auditors and the performance of our internal audit function and independent auditors. Management has primary responsibility for the preparation of the financial statements, completeness and accuracy of financial reporting and the overall system of internal control over financial reporting.

We have reviewed and discussed with management and the independent registered public accounting firm, Ernst & Young LLP, as appropriate, (1) the audited financial statements of Eagle Materials Inc. as of and for the fiscal year ended March 31, 2022 and (2) management’s report on internal control over financial reporting and the independent registered accounting firm’s related opinions.

We have discussed with Ernst & Young LLP the required communications specified by auditing standards, together with guidelines established by the SEC and the Sarbanes-Oxley Act, including the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, Communication with Audit Committees.

We have received and reviewed the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the PCAOB concerning independence and have discussed with Ernst & Young LLP their independence. We have also considered whether Ernst & Young LLP’s provision of non-audit services to Eagle Materials Inc. and its affiliates is compatible with Ernst & Young LLP’s independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Annual Report of Eagle Materials Inc. on Form 10-K for the fiscal year ended March 31, 2022. This report is furnished by the members of the Audit Committee as of May 20, 2022.

Audit Committee

Martin M. Ellen, Chairman

Mauro Gregorio

Mary P. Ricciardello

Richard R. Stewart

This report of the Audit Committee does not constitute “soliciting material” and should not be deemed “filed” or incorporated by reference into any of the other Company filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically requests that the information be treated as soliciting material or specifically incorporates this report by reference therein.

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Eagle Materials Inc. * 2022 PROXY STATEMENT   51

OTHER MATTERS WHICH MAY BE PRESENTED FOR ACTION AT THE MEETING

Our Board of Directors does not intend to present for action at this annual meeting any matter other than those specifically set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented for action at the meeting, it is the intention of persons named in the proxy to vote thereon in accordance with their judgment pursuant to the discretionary authority conferred by the proxy.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, the Company and services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of the proxy statement. Upon written or oral request, the Company will deliver a separate copy of the proxy statement to any stockholder at a shared address who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of such documents may likewise request that the Company deliver single copies of such documents in the future. Stockholders may notify the Company of their requests by calling or directing a written request to Eagle Materials Inc., Attention: Matt Newby, Secretary, 5960 Berkshire Ln., Suite 900, Dallas, Texas 75225, (214) 432-2000.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Next year’s annual meeting of stockholders is scheduled to be held on August 3, 2023. In order to be considered for inclusion in the Company’s proxy material for that meeting, stockholder proposals must be received at our executive offices, addressed to the attention of the Secretary, not later than February 24, 2023.

For any proposal that is not submitted for inclusion in our proxy material for the 2023 annual meeting of stockholders but is instead sought to be presented directly at that meeting, Rule 14a-4(c) under the Exchange Act permits the Company’s management to exercise discretionary voting authority under proxies it solicits unless the Company is notified about the proposal on or before May 5, 2023, and the stockholder satisfies the other requirements of Rule 14a-4(c). Our Bylaws provide that, to be considered at the 2023 annual meeting, a stockholder proposal must be submitted in writing and received by our Secretary at the executive offices of the Company during the period beginning on February 4, 2023 and ending May 5, 2023, and must contain the information specified by and otherwise comply with our Bylaws. Any stockholder wishing to receive a copy of our Bylaws should direct a written request to our Secretary at the Company’s principal executive office.

FORM 10-K

Stockholders entitled to vote at the meeting may obtain a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2022, including the financial statements required to be filed with the SEC, without charge, upon written or oral request to Eagle Materials Inc., Attention: Matt Newby, Secretary, 5960 Berkshire Ln., Suite 900, Dallas, Texas 75225, (214) 432-2000.

By Order of the Board of Directors

MATT NEWBY
Executive Vice President, General Counsel and Secretary

Dallas, Texas
June 24, 2022

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Eagle Materials Inc. * 2022 PROXY STATEMENT   52

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date SCAN TO VIEW MATERIALS & VOTE 0000573106_1 R1.0.0.24 EAGLE MATERIALS INC. 5960 BERKSHIRE LANE, SUITE 900 DALLAS, TX 75225 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 08/04/2022 for shares held directly and by 11:59 P.M. ET on for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 08/04/2022 for shares held directly and by 11:59 P.M. ET on for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees For Against Abstain 1a. George J. Damiris 1b. Martin M. Ellen 1c. David B. Powers The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. Advisory resolution regarding the compensation of our named executive officers. 3. To approve the expected appointment of Ernst & Young LLP as independent auditors for fiscal year 2023. NOTE: THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PROXIES NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION. BY EXECUTING THIS PROXY, THE UNDERSIGNED HEREBY REVOKES PRIOR PROXIES RELATING TO THE MEETING. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

0000573106_2 R1.0.0.24 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com . EAGLE MATERIALS INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS August 5, 2022 The undersigned hereby appoints Matt Newby and Michael R. Haack, or either of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Eagle Materials Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m., local time, on Friday, August 5, 2022 at Hilton Dallas Park Cities, 5954 Luther Lane, Dallas, Texas 75225, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING. By execution of this proxy, the undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the August 5, 2022 Annual Meeting. *For address changes, please contact our transfer agent, Computershare Shareowner Services LLC, at 1-800-279-1248. Continued and to be signed on reverse side